UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14 A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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FORTUNE BRANDS INNOVATIONS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2025 Notice of Annual Meeting and Proxy Statement Fortune Brands Innovations Logo

520 Lake Cook Road, Deerfield, Illinois 60015

Notice of Annual Meeting

and Proxy Statement

March 31, 2025

Dear Fellow Shareholders:

We are pleased to invite you to the 2025 Annual Meeting of Shareholders (“Annual Meeting”) of Fortune Brands Innovations, Inc. ("Fortune Brands" or "the Company") on Wednesday, May 14, 2025 at 8:00 a.m. (CDT) at 520 Lake Cook Road, Deerfield, Illinois. The following matters will be considered at the Annual Meeting:

Proposal 1:	Election of the three director nominees identified in this Proxy Statement for a three-year term expiring at the 2028 Annual Meeting of Shareholders (see pages 9-14);
Proposal 2:	Ratification of the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025 (see page 71);
Proposal 3:	Advisory vote to approve the compensation paid to the Company’s named executive officers (see page 72);
Proposal 4:	Shareholder proposal to eliminate supermajority voting requirements, if properly presented (see page 73); and

such other business as may properly come before the Annual Meeting.

Shareholders of record at the close of business on March 17, 2025, the record date for the Annual Meeting, are entitled to vote. For information about attending our Annual Meeting and for voting instructions, please see pages 77-81.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. This Notice of Annual Meeting and Proxy Statement and accompanying proxy are first being distributed on or about March 31, 2025.

Hiranda S. Donoghue Executive Vice President, Chief Legal Officer and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials

for the 2025 Annual Meeting of Shareholders to be held on Wednesday, May 14, 2025.

This Notice of Annual Meeting and Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 28, 2024 (“Form 10-K”) are available at www.proxyvote.com.

Table Of Contents

PROXY SUMMARY	1	COMPENSATION DISCUSSION AND ANALYSIS	32
PROPOSAL 1 – ELECTION OF DIRECTORS	9	Executive Summary	33
CORPORATE GOVERNANCE	15	2024 Say on Pay Vote and Shareholder
Board Refreshment and Succession	15	Engagement	37
Director Independence	15	Philosophy and Process for Awarding NEO
Board Leadership Structure	16	Compensation	41
Executive Sessions	16	Types and Amounts of NEO Compensation
Director Nomination Process	16	Awarded in 2024	45
Board and Committee Evaluation Process	18	Compensation Committee Report	53
Director Orientation and Continuing Education	18	2024 EXECUTIVE COMPENSATION	54
Corporate Governance Principles	19	2024 Summary Compensation Table	54
Policy with Respect to Service on Other Boards	19	2024 Grants of Plan-Based Awards	55
Policies with Respect to Transactions with		Outstanding Equity Awards at 2024 Fiscal Year-End	56
Related Persons	19	2024 Option Exercises and Stock Vested	57
Certain Relationships and Related Transactions	20	2024 Nonqualified Deferred Compensation	58
Shareholder Outreach and Engagement	20
Communication with the Board	20	2024 Potential Payments Upon Termination or
Risk Management	21	Change in Control	59
Cybersecurity Risks	22	CEO PAY RATIO	62
Compensation Risks	22	Pay versus Performance	63
Leadership Succession and Talent		Policies and Practices Relating to the Timing of Certain Grants	66
Management Risks	23	EQUITY COMPENSATION PLAN INFORMATION	67
Our ESG Program	23	AUDIT COMMITTEE MATTERS	68
Meeting Attendance	25	Report of the Audit Committee	68
Board Committees	25	Fees of Independent Registered Public
Audit Committee	26	Accounting Firm	70
Compensation Committee	26	Approval of Audit and Non-Audit Services	70
Compensation Committee Interlocks and	27	PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF
Insider Participation		INDEPENDENT REGISTERED PUBLIC
Compensation Committee Procedures		ACCOUNTING FIRM	71
Compensation Committee Consultant	27	PROPOSAL 3 – ADVISORY VOTE TO APPROVE NAMED
Nominating, Environmental, Social and	28	EXECUTIVE OFFICER COMPENSATION	72
Governance Committee		PROPOSAL 4 – Shareholder Proposal	73
Executive Committee	28
Insider Trading Policy	29	CERTAIN INFORMATION REGARDING SECURITY HOLDINGS	75
Other Corporate Governance Resources	29	FREQUENTLY ASKED QUESTIONS	77
DIRECTOR COMPENSATION	30	APPENDIX A	A-1
Compensation Elements	30
Director Benefits	30
Stock Ownership Guidelines	30
Anti-Hedging and Anti-Pledging Policy	31
2024 Director Compensation Table	31

Proxy Summary | 1

Proxy Summary

Annual Meeting Information

Time and Date	Location	Record Date
Wednesday, May 14, 2025 at 8:00 a.m. (CDT)	500 Corporate Center Starlight Cafe entrance 520 Lake Cook Road, Deerfield, Illinois	March 17, 2025

Agenda and Voting Recommendations

This Proxy Summary highlights selected information in this Proxy Statement and does not contain all of the information that you should consider in deciding how to vote. Please read the entire Proxy Statement carefully before voting. The following table summarizes the items that will be voted on at the Annual Meeting, along with the voting recommendations of the Board of Directors (the "Board").

Proposal Number	Description of Proposal	Board Recommendation	Page Number
1	Election of three Class II Directors Amit Banati, Irial Finan and Susan Kilsby	FOR each Nominee	9-14
2	Ratification of the appointment of Pricewaterhouse Coopers LLP as independent auditor for fiscal year 2025	FOR	71
3	Advisory vote to approve named executive officer compensation	FOR	72
4	Shareholder proposal to eliminate supermajority voting requirements, if properly presented	No Recommendation	73

See pages 77-81 for instructions on how to vote your shares. For voting assistance, shareholders may contact Kingsdale Advisors, the Company's strategic advisor and proxy solicitor, by telephone at 1-855-682-2023 (toll free in North America) or 1-646-491-9094 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com.

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Proxy Summary | 2

Fortune Brands Innovations

Fortune Brands Innovations operates in **large and proven growth categories.**

WATER

OUTDOORS

SECURITY
Master

These are powered by **strong secular tailwinds.**

Connected Products

Outdoor Living & Material Conversion

Luxury

Safety & Security

Sustainability

And underpinned by our **leading brands.**

MOEN · HOUSE OF ROHL · PERRIN & ROWE LONDON · SHAWS ENGLAND · victoria + albert · SpringWell WATER FILTRATION SYSTEMS · ROHL

EMTEK · Schaub · AQUALISA · THERMA TRU DOORS · LARSON · fiberon · FYPON

SOLAR INNOVATIONS · Master Lock · AMERICAN LOCK · SentrySafe · august · Yale · Riobel

Behind those brands is the **Fortune Brands Advantage,**
our capabilities that empower us to execute in any environment.

- Business Simplification
- Category Management
- Digital Excellence
- Global Supply Chain

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Proxy Summary | 3

Fortune Brands Transformation Journey

Fortune Brands Innovations is a brand, innovation and channel leader focused on creating smarter, safer and more beautiful homes and improving lives. Our strategy is to focus on those parts of our categories that have the greatest potential for incremental growth. Over the past three years, we have executed several significant strategic and operational transformation initiatives to better position us a disruptive and highly innovative leader in our spaces and beyond. The successful execution of these initiatives has paved the way for long-term growth and value creation. The timeline below highlights some of the multi-year efforts we have undertaken to transform and evolve our business.

Key Transformation Milestones

Our Purpose

In 2024, the Company leveraged associate feedback and senior leader conversations to develop a new Purpose statement, with supporting strategic drivers and behaviors. Our Purpose represents a bold, multi- decade vision for the Company where, through our products, we can impact the lives of our customers, our associates and our communities.

By grounding our business in an authentic, clearly articulated Purpose, targeted set of strategic drivers and expected behaviors, we expect to

WE ELEVATE
EVERY LIFE
BY TRANSFORMING
SPACES INTO
HAVENS

unlock higher levels of innovation and increase employee engagement and retention while enabling transformative growth.

Leaders across the globe made a unified effort to ensure every one of our 11,000+ associates had an opportunity to discuss our Purpose, Behaviors and Drivers, helping to underscore each associate’s connection to how they can make an impact.

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Proxy Summary | 4

2024 Business and Operational Highlights

We made significant progress in our continued transformation into a growth-focused, highly innovative company amidst a dynamic external market during 2024. We continued to focus on outperforming our markets in the core portions of our business and accelerating growth in digital, all while making margin progress across our portfolio, generating cash and continuing to invest in our strategic priorities.

We made huge strides in our digital product portfolio, helping us along the path to generating $1+ billion in annual digital sales by 2030. Some 2024 digital highlights include:

•
Significantly growing our Moen Whole Home Leak Detection business, increasing sales well over 100%, by enhancing the functionality and user experience of our Moen Flo Smart Water Monitor and Shutoff, and developing new routes to market for the product, including with multiple home insurance companies.
•
Expanding the reach of our Yale Digital Residential Locks by securing several key partners in the home and security space and launched several new products to consumer acclaim.
•
Entering the emerging field of connected lockout tagout (cLOTO) by investing in the development of our new Master Lock cLOTO solution, which we began beta testing in several facilities.

We also continued to focus on growing the core by:

•
Investing strategically behind our brands and innovation, including introducing new products, making a strategic acquisition of a direct-to-consumer water filtration company, rolling out exciting branding campaigns and refreshing our showrooms and retail presence across our portfolio.
•
Focusing on the highest growth parts of our market where brands and innovation matter by freeing up resources from other less attractive product areas.
•
Leveraging our aligned organizational structure to focus the best talent on the areas with the greatest opportunities.

We made margin improvements by:

•
Focusing our portfolio on the highest growth and most profitable opportunities within our categories.
•
Simplifying and aligning our organization, including our operational footprint.
•
Leveraging our Fortune Brands Advantage Capabilities.

And we did all this while continuing to:

•
Make strategic investments in brand-building, innovation, and ongoing digital transformation.
•
Generate cash and return cash to shareholders.

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Proxy Summary | 5

Below are key 2024 financial and capital performance highlights:

2024 Financial Highlights
$3.75 Earnings Per Share	$4.6B Net Sales	$738M Operating Income	16% Operating Margin	$668M Operating Cash Flow

Before Charges/Gains*			Cash Conversion Ratio*
$4.12 Earnings per Share	$781M Operating Income	16.9% Operating Margin	101%

*See Appendix A for reconciliation of these non-GAAP measures.

Board of Directors

2025 Director Nominees
Name and Principal Occupation	Age	Director Since	Independent	Board Committees	Other Public Company Boards
Amit Banati Vice Chairman and Chief Financial Officer Kellanova	56	2020	✓	Audit (Chair) Executive	None
Irial Finan Former Executive Vice President The Coca-Cola Company	67	2019	✓	Audit Compensation	Smurfit Westrock plc
Susan S. Kilsby Former Senior Advisor Credit Suisse AG	66	2015	✓	Nominating, Environmental, Social & Governance (Chair) Executive (Chair)	Diageo plc Unilever plc

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Proxy Summary | 6

BOARD COMPOSITION

Since 2020
+5	-4	6.8 years	60 years	89%
Members Added	Members Retired	Average Tenure	Average Age	Independent

Tenure	Diversity

2
3
4
6.8yrs
Average Tenure
0–4 years
5–9 years
10+ years

Corporate Governance Highlights

Our Board is committed to maintaining a strong corporate governance program designed to promote the long-term interests of our shareholders and strengthen Board and management accountability. As a company, we are committed to core values that reflect a strong culture of integrity and accountability. These practices are reflected in our corporate governance policies, which are described in more detail on pages 15-29 of the Proxy Statement and highlighted below:

• Independent Board (89%), except our Chief Executive Officer ("CEO")	• Independent Chair of the Board
• Annual Board and committee evaluation process	• Demonstrated commitment to Board refreshment with five new directors nominated since 2020 and a robust Board succession planning process
• Limitations on directors' public company board and audit committee service	• Robust stock ownership guidelines for directors and executives and prohibition on hedging and pledging of Fortune Brands Common Stock ("Company Stock")
• Active engagement and oversight by Board of Company strategies and risks	• Active engagement in managing talent and executive succession planning
• Regular executive sessions of independent directors	• Active and ongoing shareholder engagement program
• Majority voting in uncontested director elections with a resignation policy	• Proxy access bylaw allows for 3% shareholders to nominate the greater of two directors or 20% of the board

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Proxy Summary | 7

Compensation Program Highlights

Our executive compensation program is designed to attract, retain and motivate the high caliber talent necessary to deliver long-term and sustained Company performance for the benefit of our shareholders. Our executive compensation program, underpinned by our pay-for-performance philosophy, delivers compensation to our named executive officers ("NEOs") that is intrinsically and strongly linked to Company financial, strategic and operational performance. Our executive compensation program is discussed in detail in the Compensation Discussion and Analysis section ("CD&A") of this Proxy Statement.

Element	Form of Award	Description
Base Salary	Cash	Competitive base pay based on role, scope, experience, individual performance and internal alignment.
Annual Incentive Plan (“Bonus”)	Cash

Performance-based compensation dependent on three key annual financial goals:

•
Earnings Per Share (weighted 60%)
•
Operating Income Margin Percent (weighted 20%)
•
Working Capital Efficiency (weighted 20%)

Actual payout ranges from 0% to 200% of target, based on annual performance.

Performance Share Awards (“PSAs”)	Company Stock

Performance-based compensation dependent on key three-year financial goals:

•
EBITDA Margin Percent (weighted 75%)
•
Return On Invested Capital (weighted 25%)

Actual payout ranges from 0% to 200% of target, based on performance during three-year performance period and continued service.

Stock Options	Company Stock

Performance-based compensation based on appreciation of stock price at exercise relative to original grant price.

Vests over three-years in equal annual installments based on continued service, with a 10-year term.

Restricted Stock Units (“RSUs”)	Company Stock	At-risk equity-based compensation, with realized value based on Company Stock price performance. Vests over three-years in equal annual installments based on continued service.

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Proxy Summary | 8

The pie charts below show each element of 2024 annual target compensation, including the mix of short-term and long-term incentives and the amount of performance-based compensation and variable pay at risk, for the CEO and other NEOs (on average). Consistent with our compensation philosophy, 89% of our CEO's 2024 total target compensation was variable pay at risk and 71% was performance-based.

CEO
11%
Base Salary
15%
Bonus
18%
Options
18%
RSUs
38%
PSAs
Variable Pay - At Risk, 89%
Performance-Based Compensation 71%

24%
Base Salary
14%
RSUs
Other NEOs
Variable Pay - At Risk, 76%
20%
Bonus
28%
PSAs
14%
Options
Performance-Based Compensation 62%

Shareholder Engagement and Responsiveness to 2024 Say on Pay Vote

Our annual Say on Pay vote has historically received strong shareholder support, with an average support level of approximately 94% since we began trading as a public company in 2012 (2012-2023). At our 2024 Annual Meeting, our shareholders approved the executive compensation program, with approximately 71% of the total votes cast in support of our Say on Pay vote.

2024 Say on Pay Approval 71%

Although the decline in support compared to our historical and desired support levels was partly attributable to the impact of our 2022 transformation efforts and related 2023 compensation design features, our Board took proactive steps to understand shareholders' perspectives on our compensation program.

2012-2023 Say on Pay Approval (average) 94%
Shareholders generally expressed support for our growth strategy, our CEO's leadership and our compensation program.

Following the 2024 Annual Meeting, we conducted a focused shareholder outreach campaign led by our Compensation Committee Chair. During this outreach effort, shareholders generally expressed strong support for the Company's strategic direction, the leadership of our CEO, and the overall framework of our executive compensation program. Shareholders provided varied perspectives about our executive compensation program, but common themes emerged about some of the 2023 executive compensation program modifications and disclosure regarding the Company's rationale for such modifications. Specifically, shareholders sought more information on the Compensation Committee's decision to set annual incentive plan targets lower than prior year results and the decision to make a one-time increase in the potential maximum payout opportunity under the 2023-2025 PSAs to 300%.

Importantly, both of these decisions were temporary in nature, were thoughtfully designed to address the unique circumstances following the separation of our cabinets business in late 2022 (the "Separation"), were consistent with our compensation philosophy and we had already reverted to our standard program design prior to the 2024 Say on Pay vote. For additional feedback received, as well as greater detail about this engagement effort and the Compensation Committee's responsiveness to the 2024 Say on Pay vote, see “2024 Say on Pay and Shareholder Engagement” in the CD&A on pages 37-40.

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Proposal 1 – Election of Directors | 9

Proposal 1 – Election of Directors

Summary of Qualification of Directors

The Board has identified certain qualifications that are required of all directors. Additionally, the Board seeks to maintain a diverse set of skills, knowledge, experiences, backgrounds and viewpoints represented on our Board as a whole, but not necessarily by each individual director.

Qualifications Required of All Directors

Experience	Personal Attributes
• Extensive executive leadership experience or business management experience	• Excellent business judgment and high level of integrity and ethics
• Knowledge about issues affecting, or that may in the future affect, the Company	• Strong commitment to the Company’s goal of maximizing shareholder value

Specific Qualifications, Expertise and Key Skills Represented on the Board

Qualifications, Expertise and Key Skills
•
Consumer products expertise
•
Financial and/or accounting expertise
•
Public company experience as a chief executive, chief operating or chief financial officer
•
Public company board experience
•
Diversity of skill, background and viewpoint

Election of Directors

The Board currently consists of nine members and is divided into three classes, each having three-year terms that expire in successive years. The term of each director currently serving in Class II (Amit Banati, Irial Finan and Susan Kilsby) expires at the Annual Meeting. The Board has nominated Mr. Banati, Mr. Finan and Ms. Kilsby for a new term of three years expiring at the 2028 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Each of the nominees has consented to be named as a nominee and to serve as a director, if elected. If any nominee becomes unavailable to serve as a director (which is not now expected), the Board may designate a substitute nominee. In that case, the persons named in the enclosed proxy card will vote for the substitute nominee designated by the Board. Shares cannot be voted for more than the number of nominees proposed for re-election.

The names of the nominees (Class II) and the current Class I and Class III directors, along with their present positions, their principal occupations and employment during the last five years, any directorships held with other public companies or registered investment firms during the past five years, their ages and the year first elected as a director of the Company, are set forth below. Each director’s individual qualifications and experiences that contribute to the Board’s effectiveness as a whole are also described in the following paragraphs.

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Proposal 1 – Election of Directors | 10

2025 NOMINEES FOR ELECTION – CLASS II DIRECTORS – TERM EXPIRING 2028

Skills & Qualifications

Mr. Banati has extensive management, financial and strategic leadership experience with leading consumer products companies, including Kellanova, Mondelez, Cadbury Schweppes and Procter & Gamble, bringing the perspective of a leader with significant domestic and international experience in a consumer products industry. His financial and accounting expertise, global operations leadership and management experience, as well as his experience executing transformational public company initiatives, brings valuable insight to our Board.

Biography

Vice Chairman and Chief Financial Officer of Kellanova (formerly Kellogg Company), a leader in global snacking, international cereal, noodles and frozen foods, from December 2022 to present; Senior Vice President and Chief Financial Officer of Kellogg Company from July 2019 to December 2022; President for Asia Pacific, Middle East and Africa of Kellogg Company prior thereto.

Skills & Qualifications

Mr. Finan has more than 30 years of extensive operations and strategy experience with The Coca-Cola Company and its worldwide bottling operations, bringing the perspective of a leader with significant international, executive, financial and operational experience in a consumer products industry. Mr. Finan's board experience, including serving as Chair of Smurfit Westrock plc, provides him with valuable insight into board operations. He also serves on multiple non-profit boards. He previously served on the boards of Coca-Cola European Partners (until 2021) and Coca-Cola Bottlers Japan Holdings Inc. (until 2023).

Biography

Retired since April 2018; Consultant to the CEO of The Coca-Cola Company, a beverage company, from January 2018 to March 2018; Executive Vice President of The Coca-Cola Company and President of Coca-Cola Bottling Investments Group, a bottling operations company, from August 2004 to December 2017.

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Proposal 1 – Election of Directors | 11

Skills & Qualifications

Ms. Kilsby has a distinguished career in global investment banking, with particular expertise in mergers and acquisitions, finance and international business. In addition to serving as a Senior Advisor for five years, Ms. Kilsby also served as Chairman and Head of Europe, Middle East, and Africa Mergers and Acquisitions at Credit Suisse until 2009. Her global investment banking career also included a variety of senior positions with The First Boston Corporation, Bankers Trust and Barclays de Zoete Wedd. Ms. Kilsby also has extensive board experience, currently serving as a Senior Independent Director of Diageo Plc and as a non-executive director of Unilever plc and COFRA Holding plc, as well as multiple non-profit boards and as a member of the Takeover Panel, a UK independent body that regulates takeovers in the United Kingdom for the purpose of ensuring fair treatment for shareholders and an orderly framework for takeover bids. She previously served as Chair of Shire plc for five years (from 2011-2019) and on the Boards of BHP Group plc and BHP Limited (from 2019-2021). Her extensive history of board and committee service provides her with expertise needed to serve as the Board's Non-Executive Chair.

Biography

Retired since May 2014; Ms. Kilsby spent most of her career at Credit Suisse AG, an investment banking firm, holding a variety of senior positions including Senior Advisor from 2009 until her retirement in May 2014 and Chairman and Head of Europe, Middle East, and Africa Mergers and Acquisitions, prior thereto.

The Board of Directors recommends that you vote FOR the election of each nominee named above.

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Proposal 1 – Election of Directors | 12

CLASS III DIRECTORS – TERM EXPIRING 2026

Skills & Qualifications

Mr. Fink’s leadership as Chief Executive Officer of the Company and his significant international, consumer brand and business operating experience, as well as his mergers and acquisitions and strategy expertise provide our Board with intimate knowledge of the Company's operations, opportunities for growth and the challenges it faces. Prior to being named Chief Executive Officer in 2020, Mr. Fink held several leadership positions with the Company, serving as President and Chief Operating Officer, President of the Company's water business and as Senior Vice President, Global Growth & Corporate Development. Since becoming Chief Executive Officer, Mr. Fink has successfully navigated external challenges including the COVID-19 pandemic, supply chain disruptions, and a dynamic external market, while focusing on transforming the Company into a digitally enabled growth leader. Prior to joining Fortune Brands, Mr. Fink held key leadership positions at Beam Suntory, Inc., a global spirits company, including serving as President of Asia Pacific/South America of Beam Suntory, Inc.

Biography

Chief Executive Officer of Fortune Brands Innovations, Inc. since January 2020; President & Chief Operating Officer of Fortune Brands from March 2019 to January 2020; President of Fortune Brands Global Plumbing Group prior thereto.

Skills & Qualifications

Mr. Mackay has extensive strategic leadership and international operations experience leading The Kellogg Company. Over his tenure with The Kellogg Company, Mr. Mackay held various roles including President and Chief Executive Officer and President and Chief Operating Officer, bringing the perspective of a leader with significant international, executive, financial and operational experience in a consumer products industry. His prior Board experience serving as non-executive Chairman of Beam, Inc., coupled with his prior executive leadership roles, provides him with expertise in board operations, executive compensation and succession planning matters. Mr. Mackay also serves on the boards of several non-profit organizations.

Biography

Retired since January 2011; President and Chief Executive Officer of Kellogg Company, a packaged foods manufacturer, prior thereto.

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Proposal 1 – Election of Directors | 13

Skills & Qualifications

Ms. Pugliese held various executive leadership and marketing positions with strong consumer brand companies including Under Armour, Inc. and Duluth Holdings, Inc. Her experience in building brands and driving innovation through retail, digital and e-commerce businesses and marketing brings the perspective of an experienced commercial, operational and strategic leader. She served as Chief Executive Officer and board member of Duluth Holdings, Inc., from 2015 to 2019 during which time she led the company through its initial public offering. Prior to that she held roles of increasing responsibility with Duluth Holdings, Inc., including President and Chief Operating Officer and President and Chief Merchandising Officer. She currently serves on the board of Cooper's Hawk Winery and Restaurants, a privately-held restaurant business, and American Eagle Outfitters, Inc., a publicly-traded global specialty clothing retailer. She previously served on the board of Duluth Holdings, Inc. (2015-2019).

Biography

Former President, Americas of Under Armour, Inc., a global sportswear brand, from September 2019 to March 2023; President and Chief Executive Officer of Duluth Holdings, Inc., a U.S. retailer of casual wear, workwear, and accessories, prior thereto.

CLASS I DIRECTORS – TERM EXPIRING 2027

Skills & Qualifications

Ms. Chande has extensive experience in leading large, global companies through technological disruption and leading them to embrace technology driven innovation. Her experience is particularly valuable as Fortune Brands becomes an increasingly digitally-enabled company. Ms. Chande led ChargePoint's efforts to build its fleet business’ electric vehicle charging infrastructure and has experience in implementing global strategy efforts in her roles as Chief Commercial Officer of Waymo and Managing Director at Alibaba Group. She also has experience as an executive of large, global retailers, including Chief Executive Officer for NutriCentre, Chief Executive Officer for Staples UK and Vice President of New Business at Wal-Mart USA. She currently serves on the boards of Air Canada and Algonquin Power & Utilities Corp. She previously served on the board of Signature Aviation plc (from 2018-2021).

Biography

Strategy consultant from 2020 to present and adjunct corporate strategy professor at the University of British Columbia since 2024. Senior advisor and strategy consultant of ChargePoint, a leading provider of networked charging solutions for electric vehicles, from 2020 to 2022. Chief Commercial Officer for Waymo, an autonomous driving technology subsidiary of Google LLC during 2019. Managing Director at Alibaba Group Holding Limited, an e-commerce company, prior thereto.

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Proposal 1 – Election of Directors | 14

Skills & Qualifications

Ms. Hackett has extensive experience leading companies that provide strategy and human capital consulting services to boards of directors and senior management teams in global consumer products and service companies. She brings insights and experience from leading strategy development, change initiatives, risk management, talent management, succession planning and in creating performance-based compensation programs. Ms. Hackett also has significant international and technology experience and experience with large scale transformations. In addition, she brings extensive public company board experience, including serving as the lead independent director and chair of the governance and nominating committee of Capital One Financial Corporation and the chair of the compensation committee of MasterBrand, Inc., the largest manufacturer of residential cabinets in North America.

Biography

Retired since January 2020. Strategy Consulting Partner and Co-founder of Personal Pathways, LLC, a company providing web-based enterprise collaboration platforms, from 2015 through January 2020. Prior to her role at Personal Pathways, she was President of Horizon Consulting Group, LLC, a strategy consulting firm, founded by Ms. Hackett in 1996.

Skills & Qualifications

Mr. Perry has extensive experience as a strategic, operational and financial advisor helping boards of directors and management teams improve business and leadership performance. Prior to founding Lead Mandates LLC, where he currently serves as Chief Executive Officer, he held several senior positions with Ernst & Young LLP, including serving as Americas Operational Transaction Services Practice Leader and Global Client Service Partner for major consumer products accounts. Prior to joining Ernst & Young, he held leadership positions with A.T. Kearney Inc., including co-leading its North America Merger Integration services.

Mr. Perry brings extensive experience with mergers, acquisitions, integrations, divestitures, and business transformations of consumer products companies. He currently serves as a board member of MasterBrand, Inc. and Equitable Funds, an investment company. He also serves as Chair of Babson College Board of Trustees and Vice Chair of the National Association of Corporate Directors.

Biography

Founder and CEO of Lead Mandates LLC, a business and leadership advisory firm, from 2020 to present; EY Global Client Service Partner for major consumer product accounts of Ernst & Young LLP, a leading global professional services firm, from 2014 until his retirement in 2020.

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Corporate Governance | 15

Corporate Governance

Fortune Brands is committed to maintaining strong corporate governance practices that are good for our shareholders and our Company. We are dedicated to maintaining these practices and upholding high standards of conduct.

Board Refreshment and Succession

BOARD COMPOSITION

Since 2020
+5	-4	89%	6.8 years	60 years
Members Added	Members Retired	Independent	Average Tenure	Average Age

The Board believes that Board refreshment and director succession are important to ensuring that Board composition is aligned with the needs of the Company and the Board. New board members bring a fresh perspective to the Board as a whole, while longer tenured board members offer continuity and a deeper understanding of the Company. The Nominating, Environmental, Social and Governance Committee ("NESG Committee") assesses the composition of the Board and aims to strike a balance between Board members with longer term service and newer members. The NESG Committee believes that having a mix of tenure is critical to the effectiveness of the Board as a group over time.

Over the past five years, the Board's strong commitment to succession and refreshment has been demonstrated by the nomination of five new directors. The NESG Committee has a robust Board succession planning process that includes an assessment of the composition of the Board, the current and future needs of the Board compared to the Company's strategy and a process to build a pipeline for future candidates.

The Board maintains a retirement age policy stating that it generally will not re-nominate a director at the annual meeting of shareholders following his or her 72nd birthday. The Board has the discretion to re-nominate a director after reaching age 72 if it believes that nomination is in the best interest of the Company’s shareholders, however, such discretion has not been applied.

Director Independence

The Company’s Corporate Governance Principles provide that a majority of the members of the Board shall be independent directors. New York Stock Exchange requirements, as well as the Company’s committee charters, require that each member of the Audit, Compensation and NESG Committees be independent.

The Board applies the definition of independence found in the New York Stock Exchange Listed Company Manual in determining which directors are independent. When determining each director’s independence, the Board also considered charitable contributions made by the Company to organizations with which each director is affiliated. The Company's Corporate Governance Principles require that each independent director promptly discloses to the Board any existing or proposed relationships or transactions that could impact his or her independence.

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Applying that definition, Messrs. Banati, Finan, Mackay, Perry and Mses. Chande, Hackett, Kilsby and Pugliese, as well as Messrs. John G. Morikis and Ronald V. Waters, who formerly served as directors until May 2024, were affirmatively determined by the Board to be independent. Due to Mr. Fink’s employment with the Company, he is not considered independent.

Board Leadership Structure

The Board of Directors has determined that is in the best interests of our shareholders to have an independent, non-executive chair serve as the Company’s Board Chair. This leadership structure aids the Board’s oversight of management and allows our CEO to focus primarily on his management responsibilities. The non-executive Chair has the responsibility of presiding over all meetings of the Board, consulting with the CEO on Board meeting agendas, acting as a liaison between management and the non-management directors, including maintaining frequent contact with the CEO and advising him or her on the efficiency of Board meetings, leading the board evaluation process, facilitating teamwork and communication between the non-management directors and management, as well as additional responsibilities that are more fully described in the Company’s Corporate Governance Principles. In addition, the Company’s non-executive Chair facilitates the Board’s annual performance assessment of the CEO.

The Board does not believe that a single leadership structure is right at all times. The Board periodically reviews its leadership structure to determine, based on the circumstances at the time, whether other leadership structures might be appropriate for the Company. The Board has been and remains committed to maintaining strong corporate governance practices and appropriate independent oversight of management. If, in the future, the Board appoints an executive chair or any other non-independent director as Chair, the Board will elect an independent director to serve as the Lead Director. The duties of the Chair of the Board and Lead Director are further described in our Corporate Governance Principles.

Executive Sessions

Pursuant to the Company’s Corporate Governance Principles, non-management directors of the Board are required to meet on a regularly scheduled basis without the presence of management and are led by the Non-Executive Chair. During 2024, Ms. Kilsby led these sessions. In addition, the Audit, Compensation and NESG committees each met in executive session during the year, as deemed appropriate by the committee chair. These sessions were led by the chair of the committee.

Director Nomination Process

The NESG Committee is responsible for, among other things, screening potential director candidates, recommending qualified candidates to the Board for nomination, assessing director independence and evaluating whether the Board and its committees are functioning effectively. The nomination process is designed to ensure that the NESG Committee fulfills its responsibility to recommend candidates that are properly qualified to serve the Company for the benefit of all shareholders, consistent with the standards established under the Company’s Corporate Governance Principles. The NESG Committee uses the following process when recommending candidates:

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When identifying director candidates, the NESG Committee evaluates the composition of the Board to determine whether there are any evolving needs that require an expert in a particular field or other specific skills or experiences. When evaluating director candidates, the NESG Committee first considers a candidate’s management experience and then considers issues of judgment, background, stature, leadership, conflicts of interest, integrity, ethics, original thinking and commitment to the goal of maximizing shareholder value, as well as diversity of background and experiences of the Board as a whole. The Committee also focuses on education, professional experience and differences in viewpoints and skills.

With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are considered. Under the retirement age policy, the Board generally will not re-nominate a director at the annual meeting of shareholders following his or her 72nd birthday; however, the Board has the discretion to re-nominate a director after reaching age 72 if it believes that nomination is in the best interest of the Company’s shareholders.

The NESG Committee has engaged a search firm to assist with our director succession planning process. In connection with seeking new director candidates as part of the succession planning process, or any time there is a vacancy on the Board, the practice of the NESG Committee has been to retain a third-party search firm to assist in identifying qualified candidates who meet the needs of the Board at that time.

It is the NESG Committee’s policy to consider director candidates recommended by shareholders, if such recommendations are properly submitted to the Company. Shareholders that wish to recommend an individual as a director candidate for consideration by the NESG Committee can do so by writing to the Secretary of Fortune Brands at 520 Lake Cook Road, Deerfield, Illinois 60015. Recommendations must include the recommended candidate’s name, biographical data and qualifications, as well as other information that would be required if the shareholder were actually nominating the recommended candidate pursuant to the procedures for such nominations provided in our Bylaws. The NESG Committee will consider the candidate and the candidate’s qualifications in the same manner in which it evaluates nominees identified by the NESG Committee. The NESG Committee may contact the shareholder making the recommendation to discuss the qualifications of the candidate and the shareholder’s reasons for making the recommendation. Members of the NESG Committee may then interview the candidate if the committee deems the candidate to be appropriate. The NESG Committee may use the services of a third-party search firm to provide additional information about the candidate prior to making a recommendation to the Board. For a shareholder to directly nominate a candidate for director, such shareholder must follow the procedures set forth in the Company’s Bylaws.

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Board and Committee Evaluation Process

Our Board believes that an effective evaluation process can strengthen alignment, increase effectiveness and provide an opportunity to improve Board and committee processes. The NESG Chair, who also serves as the Chair of the Board, facilitates an annual evaluation of the Board and its committees.

Review of Evaluation Process

Annually, in December, the NESG Committee reviews the process used for the annual evaluation of the Board and its committees. It considers whether to make adjustments to the approach used to better facilitate meaningful feedback and reviews the topics to cover during the evaluation.

Feedback
Incorporated

Following the executive session discussion, the Board aligns on how to incorporate feedback throughout the coming year and works with the management team to implement changes, if any.

Conduct Board and Committee Evaluations

The evaluation typically includes an interview of each director covering topics relating to the function, culture and performance of the Board and its committees, Board oversight, responsibilities and resources. The Chair of the Board (who also serves as the Chair of the NESG Committee) leads this process. The 2024 Board and committee evaluation process included both a written survey and an interview. Ms. Kilsby interviewed each board member and certain members of the Company's management team.

Summary of Evaluations The results of the written survey and feedback received through the interview process are summarized and shared with the Board and its respective committees.

Review Results in Executive Session The independent members of the Board of Directors meet to discuss the summary of the results of the evaluation.

Director Education and Orientation

The Board is briefed regularly on a variety of topics such as industry updates, corporate governance developments, the Company’s regulatory environment, applicable federal securities and state corporate laws, financial principles and standard accounting procedures. In 2024, management brought in a leading expert to further educate our Board on current geopolitical risks in countries where the Company operates its businesses.

The Company also makes continuing education opportunities available to directors to further their knowledge about director duties and responsibilities. These activities are designed to ensure that the Board remains knowledgeable about the most important issues affecting our Company and its businesses. In addition, the Company's director education program provides directors with access to in-person and online training, as well as resources, articles and surveys on a variety of topics relating to board and committee oversight and corporate governance. In 2024, several directors participated in continuing education through the Company sponsored director education program and through other seminars and training sessions.

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New directors participate in comprehensive orientation sessions that are designed to familiarize them with the Company’s strategic plans, operations, financial information and governance, board and committee operations, among other relevant topics. This orientation program is considered an essential part of the director on-boarding process. New director orientation is tailored to complement the background of the new director.

Corporate Governance Principles

The Board maintains a set of Corporate Governance Principles which describe our corporate governance practices and assist the Board in exercising its responsibilities. The Corporate Governance Principles address matters such as Board composition, Board performance and responsibilities, Board meeting and Board committee procedures, oversight of the management succession planning process and review of Company risks. The Corporate Governance Principles also include a Director Code of Conduct. A copy of the Corporate Governance Principles can be found at https://ir.fbin.com/governing-high-standards.

Policy with Respect to Service on Other Boards

Under our Corporate Governance Principles, our directors are restricted from serving on more than three public company boards in addition to the Company’s Board; provided, however, that if a director serves as a chief executive officer of a public company, such director is further restricted from serving on more than one public company board in addition to the Company’s Board. The Board's Audit Committee members are subject to a restriction from serving on more than two other publicly traded companies' audit committees. Under the policy, directors are required to obtain approval from the Chair of the NESG Committee before accepting any offer to serve as a director of another public company. In addition, the NESG Committee annually reviews the outside commitments of our directors and executives, whether public, private or charitable, on an annual basis.

Policies with Respect to Transactions with Related Persons

The Board adopted a Code of Business Conduct and Ethics which sets forth various policies and procedures intended to promote the ethical behavior of the Company’s employees, officers and directors (the “Code of Conduct”). The Board has established a Compliance Committee (comprised of management) which is responsible for administering and monitoring compliance with the Code of Conduct (other than monitoring director compliance which is the responsibility of the NESG Committee). The Compliance Committee meets quarterly and periodically reports on the Company’s compliance efforts to the Audit Committee and the Board.

The Board has also established a Conflicts of Interest Committee (comprised of management) which is responsible for administering, interpreting and applying the Company’s Conflicts of Interest Policy, which describes the types of relationships that may constitute a conflict of interest with the Company. Under the Conflicts of Interest Policy, directors and executive officers are responsible for reporting any potential related person transaction (as defined in Item 404 of Regulation S-K) to the Conflicts of Interest Committee in advance of commencing a potential transaction. The Conflicts of Interest Committee will present to the Audit Committee any potential related party transaction. The Audit Committee will evaluate the transaction, determine whether the interest of the related person is material and approve or ratify, as the case may be, the transaction. In addition, the Company’s executive officers and directors annually complete a questionnaire on which they are required to disclose any related person transactions and potential conflicts of interest. The Company's Chief Legal Officer reviews the responses to the questionnaires, and, if a related person transaction is reported by a director or executive officer, submits the transaction for review by the Audit Committee. The Conflicts of Interest Committee also reviews potential conflicts of interest and reports findings involving any director of the Company to the NESG Committee. The NESG Committee will review any potential conflict of interest involving a member of the Board to determine whether such potential conflict would affect that director’s independence.

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Certain Relationships and Related Transactions

Since December 31, 2023, the Company did not participate in any transactions required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act") in which any of its directors or executive officers, any immediate family member of any of its directors or executive officers, or any beneficial owner of more than 5% of Company Stock, had a direct or indirect material interest.

Shareholder Outreach and Engagement

Our Board values engagement with and feedback from our shareholders and other stakeholders on a year-round basis. Our Investor Relations team routinely meets with investors, prospective investors, and investment analysts through customary participation at industry and investment community conferences, investor road shows, and analyst meetings. These meetings often include participation by our Chief Executive Officer and our Chief Financial Officer and they generally discuss how we drive our strategy and deliver value for shareholders by focusing on growth.

We also value hearing shareholders' views on governance and compensation practices, voting policies, and past voting records.

In 2023, we launched a governance outreach program, which we continued to expand throughout 2024. As part of this program, we seek to engage in meaningful dialogue with governance representatives of our shareholders on topics like our executive compensation programs, corporate governance practices and policies, and environmental, social and governance ("ESG") programs and initiatives.

These meetings generally include representatives from our Corporate Secretary, Executive Compensation and Investor Relations teams and occur during and outside of proxy season. Feedback from engagement meetings is shared with our Board and its committees for further assessment and to determine appropriate responses.

2024 Say on Pay Responsiveness

Shareholder outreach campaign sought feedback on our executive compensation practices and disclosures led by our

Compensation Committee Chair.

For details on these efforts and the Compensation Committee's response, see pages 37-40 of the CD&A.

Communication with the Board

The Board and management encourage communication from the Company’s shareholders. Shareholders who wish to communicate with the Company’s management should direct their communication to the CEO or the Secretary of Fortune Brands at 520 Lake Cook Road, Deerfield, Illinois 60015. Shareholders or other interested parties who wish to communicate with the non-management directors or any individual director should direct their communication c/o the Secretary at the address above. The Secretary will forward communications intended for the Board to the Chair of the Board, or, if intended for an individual director, to that director. If multiple communications are received on a similar topic, the Secretary may, in his or her discretion, forward only representative correspondence. Any communications that are abusive, in bad taste or present safety or security concerns may be handled differently.

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Risk Management

The responsibility for the day-to-day management of risks lies with the Company’s management team; however, the Board has an active role, as a whole and also at the committee level, in overseeing the strategy and process for managing the Company’s risks. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports. The Board’s assignment of responsibility for the oversight of specific risks to its committees enables the entire Board, under the leadership of the Chair and the CEO, to better monitor the risks of the Company and more effectively develop strategic direction, taking into account the magnitude of the various risks facing the Company.

BOARD OF DIRECTORS

The Board is responsible for overseeing the strategy and process for managing the Company's risks, including risks relating to the Company’s business strategy, resource allocation, credit, liquidity and operations, talent development and succession programs and practices.

AUDIT

Oversees management of the Company’s financial and operational risks and the Enterprise Risk Management ("ERM") program.

Oversees cybersecurity-related risks and certain climate-related risks, such as physical risk to our operations and supply chains and commodity price volatility resulting from severe weather events caused by climate change and regulations designed to protect the environment.

Annually reviews the ERM program, as well as quarterly updates, if any. Reviews cyber-security updates on a quarterly basis.

COMPENSATION

Oversees management of risks relating to the compensation paid to the Company’s executives and the Company’s compensation plans.

Annually, the Compensation Committee’s independent compensation consultant conducts an assessment of the risks associated with the Company’s executive compensation policies and practices.

NESG

Oversees management of risks associated with the independence of the Board, potential conflicts of interest of Board members and the Company’s corporate governance structure.

Oversees the Company’s ESG programs, initiatives and related risks, relating to the Company’s environmental, health and safety, social and governance policies and practices.

MANAGEMENT

Management is responsible for identifying, assessing, mitigating and managing risks. The Company’s overall ERM program identifies both external risks (i.e., economic) and internal risks (i.e., strategic, operational, financial and compliance), assesses and ranks these risks according to the likelihood of occurrence and the potential monetary impact. It also assesses the Company’s plans to mitigate such risks. Management regularly reviews and discusses risks and mitigation efforts associated with each of the Company’s businesses with the Board of Directors.

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Cybersecurity Risks

The Company has a comprehensive enterprise-wide cybersecurity program informed by the U.S. Department of Commerce National Institute of Standards and Technology Cybersecurity Framework and maintains cybersecurity risk insurance coverage to defray the costs of potential information security breaches. Annually, management assesses and ranks cybersecurity risks identified through our ERM program according to the likelihood of occurrence and the potential monetary impact, which the Audit Committee reviews. Management also identifies and provides the Audit Committee with quarterly updates on these risks. The Company conducts cybersecurity training annually for its employees and conducts mock phishing campaigns throughout the year. The Company’s cybersecurity team provides regular updates to our senior executives and the chief information officer typically reports to the Audit Committee on the status of the Company’s data security positions, results for third-party assessments, our incident response plan, and any material cybersecurity threats and developments on a quarterly basis. In 2024, the Company’s chief information officer reported to the full Board on the Company’s cybersecurity programs and risk mitigation efforts. For more information on cybersecurity oversight, please refer to Item 1C, "Cybersecurity" in our most recent Annual Report on Form 10-K.

Compensation Risks

The Compensation Committee’s compensation consultant, Willis Towers Watson ("WTW") conducts an annual assessment of the risks associated with the compensation programs and practices used to compensate the Company’s executives and reports on the assessment to the Compensation Committee. In 2024, WTW conducted a review of our compensation programs relative to the potential for incentives to motivate excessive risk-taking in a way that could materially affect the Company. The 2024 review concluded that we have strong governance procedures and that our compensation programs do not present a material risk to the Company or encourage excessive risk-taking by participants. The Company utilizes the following risk-mitigating design features:

Capped Incentive Plan Payouts The upside on payout potential is capped on both annual incentive and long-term incentive plans at 200%.	Balanced Pay Mix (Annual and Long-Term) Executive mix of pay is balanced between annual and long-term, with a heavier emphasis on long-term compensation.
Rigorous Goal Setting Process Robust goal setting process considers peer performance, probability of achievement and various ranges of performance outcomes.

Multi-year Vesting of Long-Term Incentives

Stock Options and RSUs vest in three equal annual installments while PSAs fully vest (if performance achieved) after the conclusion of a three-year performance period.

Use of Discretion

The Compensation Committee has discretion to adjust award values and eliminate annual incentive plan awards. All unvested equity awards are automatically forfeited in the case of a termination for cause.

Stock Ownership Guidelines Competitive stock ownership requirements for executives (ranging between 1x to 6x). Executives are also prohibited hedging and pledging of Company Stock.
Incentive Compensation Clawback Clawback applies in case of financial restatement that impacts incentive-based compensation awarded in the last three fiscal years prior to restatement.	Use of Multiple Metrics Multiple and diverse performance metrics used in incentive plans. No overlap in metrics used between annual incentive and long-term incentive plans.

As described in our CD&A, compensation decisions are made using a combination of objective and subjective considerations designed to mitigate excessive risk taking by executives.

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Leadership Succession and Talent Management Risks

The Board recognizes that retention of highly-qualified leadership talent is critical to our continued strong performance and to effective succession planning. Given the importance of CEO and executive officer succession planning, the Board, as a whole, maintains responsibility for oversight, rather than delegating this responsibility to a Board committee. The Board also oversees talent development of senior leaders, with regular and direct interaction with a variety of senior and emerging leaders throughout the year.

As part of this process, succession candidates for executive leadership positions are identified and assessed, taking into account demonstrated performance, leadership qualities, institutional knowledge, and potential to take on more complex responsibilities. The Board considers various succession-related factors, including: (i) the potential retention risk regarding incumbent executives and the identified succession candidates; (ii) the importance of the role within the organization and the institutional knowledge of each executive; (iii) the competitive landscape for executive talent; (iv) the specific succession planning time horizon for each senior executive position; and (v) the extent of disruption likely to be caused by unplanned attrition.

Our ESG Program: Good for People, Good for Planet, Good for Business

Our portfolio is geared toward products with value-add, meaningful sustainability and safety attributes. We focus on the areas where we believe we can make the biggest impacts. We leverage our leading positions, advantaged business model and talented team to deliver inspiring products that help:

•
Save Water with smart products, including our WaterSense products and Moen Flo Smart Water Monitor and Shutoff. Our commitment to innovating products that help consumers save water without sacrificing functionality is demonstrated through our Mission Moen goals.
•
Utilize Recycled Materials with our Fiberon PE composite decking and cladding.
•
Conserve Energy with energy-efficient entry doors from Therma-Tru, and by reducing the embedded energy costs associated with water via our water products like with Flo.
•
Protect People with lockout tagout solutions from Master Lock, including connected lockout tagout, with Yale and August smart residential products, and with our water filtration solutions from Moen and SpringWell.

We believe that sustainability and safety are core drivers of long-term value creation and represent growth opportunities, and they are embedded in our strategy. We have dedicated significant resources toward developing innovative products that positively impact the lives of our consumers and to produce these products using increasingly sustainable methods.

We have brands that create impact, and increasingly, we are looking to deliver ecosystems that change the game, like our Moen Smart Water Network. We are leveraging our innovation and channel expertise to meet consumer and customer needs. Delivering products with a positive impact is engrained in our Company strategy. In this way, we believe Fortune Brands has big opportunities to grow in ways that are good for Fortune Brands, people and the planet.

Our Board, in conjunction with the NESG Committee, oversees our ONE Home, our ESG program and initiatives throughout our Company.

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We believe our ONE Home program contributes to brand, innovation and channel leadership and helps to unify associates. Our ESG philosophy continues to be: Authentic, Holistic and Always Improving.

We are committed to being a good corporate citizen by ensuring high safety standards for our associates, fostering an inclusive culture and giving back to our communities. Our ESG program is designed to contribute to our Company strategy and business by:

•
Building authenticity and trust around key strategic focus areas with exceptional growth opportunities (connected water, safety, and material conversion); and
•
Driving growth through sustainability oriented products and safety solutions.

By focusing on initiatives like water conservation, material conversion, and safety, we strive to ensure that ESG is seamlessly connected to both our business purpose and long-term shareholder returns.

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Meeting Attendance

Each director nominee and continuing director attended more than 90% of the total meetings of the Board and committees of the Board of which the director was a member during 2024.

Pursuant to the Company’s Corporate Governance Principles, all directors are encouraged and expected to attend the Annual Meeting of Shareholders. All of the Company's then-serving directors attended our 2024 Annual Meeting, with the exception of Messrs. Morikis and Waters, who retired immediately following the 2024 Annual Meeting.

2024 MEETINGS

5 Board 8 Audit 5 Compensation 4 NESG

Board Committees

The Board has established an Audit Committee, a Compensation Committee, an Executive Committee and a NESG Committee. A list of current Committee memberships may be found on the Company’s website at https://ir.fbin.com/committees-and-charters. The Committee memberships as of the date of this Proxy Statement are set forth below:

Name	Audit	Compensation	NESG	Executive
Amit Banati	«			•
Amee Chande	•		•
Irial Finan	•	•
Nicolas I. Fink				•
Ann F. Hackett		•	•
Susan S. Kilsby			«	«
A. D. David Mackay		«		•
Jeffery S. Perry	•		•
Stephanie Pugliese	•	•
2024 Meetings	8	5	4	0
• Member « Chair

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AUDIT COMMITTEE

2024 Meetings 8 Chair Amit Banati Members Amee Chande Irial Finan Jeffery Perry Stephanie Pugliese

Roles and Responsibilities

The Audit Committee’s primary function is to assist the Board in overseeing the (i) integrity of the Company’s financial statements, financial reporting process and the Company’s system of internal controls; (ii) compliance with legal and regulatory requirements; (iii) independence and qualifications of the Company’s external auditors; (iv) performance of the Company’s external and internal auditors; and (v) enterprise risk management program, which includes oversight of cybersecurity and climate related risks.

Each member of the Audit Committee is financially literate. In addition, Mr. Banati has accounting and/or financial management expertise and is an audit committee financial expert as defined in Item 407(d)(5)(ii) and (iii) of Regulation S-K under the Exchange Act. Each Audit Committee member has also been determined by our Board to be independent as such term is defined in the Exchange Act and the New York Stock Exchange Listed Company Manual.

COMPENSATION COMMITTEE

2024 Meetings 5 Chair A. D. David Mackay Members Irial Finan Ann Hackett Stephanie Pugliese

Roles and Responsibilities

The Compensation Committee’s primary function is to assist the Board in attracting and retaining high quality leadership by (i) developing and critically reviewing the Company’s executive compensation program design and pay philosophy; and (ii) setting the compensation of the Company’s executive officers in a manner that is consistent with competitive practices, Company, business and individual performance.

Each member of the Compensation Committee has been determined by our Board to be independent, as such term is defined in the Exchange Act and the New York Stock Exchange Listed Company Manual.

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Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has (i) served as one of the Company’s officers or employees, or (ii) had a relationship requiring disclosure under Item 404 of Regulation S-K.

Compensation Committee Consultant

WTW has served as the Compensation Committee's independent compensation consultant since 2020. In 2024, WTW received fees of approximately $256,000 for executive compensation related services provided to the Compensation Committee. In its capacity as independent compensation consultant, WTW reported directly to the Compensation Committee and provided the following services and information to the Compensation Committee:

•
Made recommendations as to best practices for structuring executive pay arrangements and executive compensation (including the amount and form of compensation) consistent with the Company’s business needs, pay philosophy, market trends and current legal, regulatory and governance considerations;
•
Performed an assessment of the Company’s compensation peers;
•
Made recommendations as to non-employee director and executive compensation best practices, pay arrangements, short and long-term incentive program design, and equity compensation;
•
Provided market data (including compiling compensation data and related performance data) as background for decisions regarding the compensation of the CEO and other executive officers;
•
Performed an assessment of risks associated with the Company’s compensation structure and design; and
•
Attended Compensation Committee meetings (including executive sessions without the presence of management) and summarized alternative compensation arrangements for consideration in formulating final recommendations, as well as the consultant’s rationale for supporting or opposing management’s proposals.

WTW was also engaged separately by management to provide certain human capital, benefits and corporate risk and brokering services to the Company for which WTW received approximately $1.17 million in 2024. While these fees for WTW services are reviewed annually by the Compensation Committee as part of the Committee’s review of WTW’s independence, the Committee does not approve these additional services provided by WTW to the Company because they are of the type directly secured by management in the ordinary course of business.

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NESG COMMITTEE

2024 Meetings 4 Chair Susan Kilsby Members Amee Chande Ann Hackett Jeffery Perry

Roles and Responsibilities

The NESG Committee’s primary functions are to (i) provide recommendations to the Board with respect to the organization and function of the Board and its committees; (ii) recruit, identify and recommend qualified potential director candidates and nominees; (iii) review the qualifications and independence of directors and provide recommendations to the Board regarding composition of the committees; (iv) develop and recommend to the Board a set of corporate governance principles; (v) oversee the process of the evaluation of the Board and management; and (vi) oversee the Company’s environmental, social and governance programs, policies and related risks. The NESG Committee also makes recommendations to the Board regarding the level and composition of compensation for non-employee directors and grants annual equity awards to non-employee directors.

Each member of the NESG Committee has been determined by our Board to be independent, as such term is defined in the Exchange Act and the New York Stock Exchange Listed Company Manual.

EXECUTIVE COMMITTEE

Role

The purpose of the Executive Committee is to act in lieu of the full Board, when and if necessary. The Executive Committee has all of the powers and authority of the full Board, with the exception of specific powers that are required by Delaware law to be exercised by the full Board. In 2024, there were no actions that required the Executive Committee to meet in place of the full Board.

The Executive Committee may not amend the Company’s charter, adopt an agreement of merger, recommend actions for shareholder approval, amend or repeal the Bylaws, elect or appoint any director or remove an officer or director, amend or repeal any resolutions of the Board, fix the Board’s compensation, or, unless expressly authorized by the Board, declare a dividend, authorize the issuance of stock or adopt a certificate of merger.

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Insider Trading Policy

The Company has adopted an insider trading policy which governs transactions in our securities by the Company’s directors, officers, employees, consultants, and contractors and is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. A copy of our insider trading policy is filed with our Annual Report on Form 10-K for the fiscal year ended December 28, 2024 as Exhibit 19.

Other Corporate Governance Resources

The Company’s Corporate Governance Principles, the Company’s Code of Business Conduct and Ethics and the Company’s Code of Ethics for Senior Financial Officers are available on the Company’s website at https://ir.fbin.com/governing-high-standards.

The charters of each committee are also available on the Company’s website at https://ir.fbin.com/committees-and-charters. A copy of our ESG report and other ESG resources are also available on the Company’s website at https://www.fbin.com/corporate-responsibility.

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Director Compensation

Fortune Brands is committed to attracting and retaining qualified and experienced directors to contribute to the Board’s effectiveness and the Company’s goal of maximizing shareholder value. To accomplish this, the Company maintains a non-employee director compensation program that consists of cash and equity retainers.

Compensation Elements

Below is a description of the 2024 non-employee director compensation program.

Compensation Element*	Compensation Amount

Cash Retainer**	$120,000

Equity Retainer	$160,000 in Company Stock

Committee Chair Fee	$15,000 for service as Chair of the Audit Committee, Compensation Committee or the NESG Committee

Board Chair Fee	$200,000

Stock Ownership Guidelines***	Ownership of Company Stock equivalent to five times the annual cash retainer within five years of joining the Board

* Directors may elect to convert cash retainers into Company Stock, defer receipt of cash or equity retainers, or defer Company Stock received as a result of a cash conversion program under the Company's Non-Employee Director Deferred Compensation Plan and the Company's Non-Employee Director Stock Election Program. Receipt of any deferral made under the Company's Non-Employee Deferred Compensation Plan is made in the January following the year in which the individual ceases serving as a director of the Company.

** Cash compensation elements are pro-rated to reflect the portion of the year the director served on the Board or committee, or as Chair of a committee.

*** All directors currently meet the multiple or fall within the five-year time period allowed to meet the multiple under the Stock Ownership Guidelines.

Director Benefits

All non-employee directors are provided with basic group life and accidental death and dismemberment and business travel accident insurance coverage. Non-employee directors are also provided with a concierge health service program benefit that provides medical advocacy and assistance and a cybersecurity privacy protection program that provides credit monitoring and identity theft protection. Certain broad-based plans, which are generally available to employees, such as matching on charitable contributions and Company product purchase programs, are also available to non-employee directors. Personal use of Company aircraft is generally not permitted to Board members or executives (other than the CEO); however, in limited emergency circumstances this policy can be waived by the Chief Executive Officer.

Stock Ownership Guidelines

To further align the Board’s interests with those of our shareholders, the Board maintains Stock Ownership Guidelines for non-employee directors. The guidelines encourage non-employee directors to own Company Stock with a fair market value equal to five times the annual cash retainer ($600,000) and allow directors five years from the date of election to meet the guidelines. Shares owned directly by a director, the director’s spouse, minor children sharing the same home and any shares held in trust for the benefit of the director or his/her family, as well as any shares that have been deferred pursuant to the Company’s Deferred Compensation Plans, are counted towards ownership. For information about the beneficial ownership of the Company’s securities held by directors and executive officers, see “Certain Information Regarding Security Holdings” on pages 75-76.

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Director Compensation | 31

Anti-Hedging and Anti-Pledging Policy

The Company has a policy prohibiting directors and executives from hedging or pledging Company Stock, including Company Stock held indirectly, and from engaging in any derivative transactions designed to offset the decrease or increase in the market value of Company Stock.

2024 DIRECTOR COMPENSATION*
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)

Amit Banati	$129,719	$159,986	n/a	n/a	n/a	$11,277	$300,982
Amee Chande	$120,000	$159,986	n/a	n/a	n/a	$11,451	$291,437
Irial Finan	$120,000	$159,986	n/a	n/a	n/a	$6,277	$286,263
Ann F. Hackett	$120,000	$159,986	n/a	n/a	n/a	$1,300	$281,286
Susan S. Kilsby	$335,000	$159,986	n/a	n/a	n/a	$16,019	$511,005
A.D. David Mackay	$135,000	$159,986	n/a	n/a	n/a	$6,277	$301,263
John G. Morikis	$41,880	$0	n/a	n/a	n/a	$1,125	$43,005
Jeffery S. Perry	$120,000	$159,986	n/a	n/a	n/a	$11,277	$291,263
Stephanie L. Pugliese	$120,000	$159,986	n/a	n/a	n/a	$6,277	$286,263
Ronald V. Waters	$47,106	$0	n/a	n/a	n/a	$6,125	$53,231

* Although Mr. Fink serves as a member of the Board, he does not receive any additional compensation for such service. Messrs. John G. Morikis and Ronald V. Waters retired from the Board in May 2024.

(1)
Mr. Finan elected to convert the cash fees he earned in 2024 to Company Stock and defer receipt until the January following the year in which he ceases to serve as a director, pursuant to the Non-Employee Director Deferred Compensation Plan. As a result of the conversion of his cash fees to Company Stock, Mr. Finan deferred the receipt of 1,572 shares of Company Stock in 2024.
(2)
The amounts in this column represent the aggregate grant date fair value of the stock awards granted in 2024, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”). In May 2024, each non-employee director received an annual stock grant that was determined by dividing the dollar value of the annual equity retainer $160,000 by the closing price of Company Stock on the grant date $72.82, rounded to the nearest share, resulting in 2,197 shares of Company Stock. Mr. Finan elected to defer receipt of his stock award granted in 2024 until the January following the year in which he ceases being director. As of December 28, 2024, Ms. Hackett and Messrs. Finan, and Morikis had the following number of deferred shares of Company Stock outstanding: 34,815, 8,195, and 5,742, respectively.
(3)
Included in this column are premiums paid for group life and AD&D insurance coverage and the Company’s match on gifts paid by the director to charitable organizations. Also included in this column are costs associated with the Company’s concierge health service program, company product purchase and cybersecurity privacy protection program and for Ms. Kilsby, the Company's incremental cost for personal use of the Company aircraft.

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Compensation Discussion and Analysis | 32

Compensation Discussion and Analysis

This CD&A describes Fortune Brands’ executive compensation philosophy and programs. The CD&A also explains the compensation decisions made and specific compensation awarded in 2024 to each of the five individuals shown to the right. We refer to these individuals as our "named executive officers" or "NEOs."

This CD&A is divided into the following sections:

TABLE OF CONTENTS

Executive Summary	33
2024 Business Highlights	33
2024 Executive Compensation Highlights	33
Our Executive Compensation Program	34
2024 Say on Pay Vote and Shareholder Engagement	37
Philosophy and Process for Awarding NEO Compensation	41
Maintaining Best Practices	41
Compensation Committee Decision-Making Process	42
2024 Compensation Peer Group and Market Data	44
Types and Amounts of NEO Compensation Awarded in 2024	45
NEO Annual Total Target Compensation	45
Base Salary	45
Annual Cash Incentive Awards	46
Long-Term Equity Awards	49
Benefits	52
Policies	53
Compensation Committee Report	53

*Ms. Phyfer no longer serves as an executive officer of the Company. See "2025 Management Transition" below for more information about this change.

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Compensation Discussion and Analysis | 33

Executive Summary

2024 Business Highlights

As discussed in the Proxy Summary above, our Company is at a key point in its evolution. Since 2022, we have been undergoing a major strategic and operational transformation. This ongoing, multi-year initiative is spearheaded by Mr. Fink along with a highly-talented executive team. We are evolving into a digitally enabled growth focused company with significant opportunities to innovate and disrupt our industry. During 2024, our Company focused on sales outperformance, margin expansion and cash generation. Highlights include:

•
Focused our portfolio on the highest growth and most profitable opportunities within our categories.
•
Simplified and aligned our organization, uniting associates behind a new, visionary Purpose.
•
Sales outperformed the market in portions of our business.
•
Integrated and scaled our digital business and announced milestone partnerships in digital water.
•
Invested inorganically in strategic platforms including water filtration and connected lockout tagout, both of which we believe have significant secular growth opportunities.
•
Generated free cash flow and made margin progress across our portfolio.
•
Continued to make strategic investments in brand-building, innovation, and ongoing digital transformation.

2024 Executive Compensation Highlights*

Our executive compensation program is designed to reward NEOs for the achievement of both short-term and long-term financial, strategic and operational goals that support long-term shareholder value creation.

Base Salary						NEO Merit Increases
Modest merit and market-based salary increases were awarded to all NEOs in 2024.						Ranged from 2.0% - 4.8%
Annual Incentive Plan
PERFORMANCE METRIC	2023 TARGETS	2023 RESULTS	2024 TARGETS	2024 TARGETS	2024 RESULTS	2024 PAYOUT %

Earnings per Share ("EPS")(1)	$3.70	$3.91		$4.30	$4.14	92.9%
Operating Income Margin Percent ("OIMP")	16.5%	16.0%		17.1%	16.9%
Working Capital Efficiency ("WCE")	26.7%	21.8%		21.7%	21.5%
(1) EPS actual performance was adjusted to exclude the effect of foreign exchange currency fluctuations.

2022-2024 Performance Share Award ("2022-2024 PSAs")
At the time of the Separation, the 2022-2024 PSAs converted into time-based RSUs at 82% of target based on: • actual performance results through September 2022 and • projected performance for the remainder of the performance cycle (October 2022-December 2024). Converted awards fully vested on December 28, 2024.						82%

* All incentive compensation plan metrics are determined on an unaudited and before charges/gains basis. See Appendix A for definitions and a description of the methodology of these non-GAAP measures used to determine incentive compensation.

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Compensation Discussion and Analysis | 34

Our Executive Compensation Program

Our executive compensation program is designed to attract, retain and motivate high caliber talent necessary to deliver long-term growth and sustained performance for the benefit of our shareholders. Our executive compensation program, underpinned by our pay-for-performance philosophy, delivers compensation to our NEOs that is intrinsically and strongly linked to Company financial, strategic and operational performance. We implement our philosophy by following these principles:

Attract, Retain and Motivate Provide market competitive compensation that allows us to attract, retain and motivate high caliber talent

Pay-for-Performance

A significant portion of executive compensation should be "at-risk" and linked to Company performance, including delivery of financial and operational results and strategic objectives

Promote Long-Term Growth Compensation programs focus on long-term and sustainable growth while maintaining focus on profitability and shareholder value creation	Align Compensation Goals with Growth Strategy Continual review of program offerings and design to align and evolve with our business strategy and growth focus

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Compensation Discussion and Analysis | 35

Key components of our 2024 executive compensation program and how each links to our strategy are summarized below:

Pay Element	Description	Link to Strategy
Base Salary	Competitive base pay set based on role, scope, experience, individual performance and internal alignment	Attracts and retains high caliber talent
Annual Incentive Plan ("AIP" or “Bonus”)

Performance-based cash compensation dependent on performance against three key annual financial goals:

EPS (weighted 60%)

OIMP (weighted 20%)

WCE (weighted 20%)

Actual payouts can range from 0% to 200% of target based on annual performance.

The mix of AIP metrics promotes a focus on profitable growth and efficiency. Annual targets are designed to outperform the market for our products.
Performance Share Awards (“PSAs”)

Performance-based equity compensation dependent on performance against two key long-term financial goals:

EBITDA Margin Percent

(weighted 75%)

Return On Invested Capital

(weighted 25%)

Cumulative three-year performance period.

Actual payout can range from 0% to 200% of target based on three-year performance and continued employment.

The mix of PSA metrics promotes a focus on long-term profitability and strategic investments.

EBITDA Margin Percent was important to our business in 2023 and 2024 as we re-platformed the cost structure of the Company, leading to much improved margins.

In 2025, the metric we reverted to EBITDA dollars, the metric we used in PSAs prior to the Separation, to focus on growth.

Stock Options

Performance-based equity compensation, requiring stock price to appreciate from the grant date.

Realized value based on appreciation of stock price at time of exercise relative to grant date price.

Stock options vest in three equal annual installments subject to continued employment, and have a 10-year term.

Promotes long-term growth given historical cyclical nature of our industry by aligning management's interests with shareholders' interests as value is realized when Company Stock price increases over time.

Restricted Stock Units (“RSUs”)	At-risk, equity-based compensation, with realized value at vesting based on stock price performance. Vests over three years in equal annual installments based on continued employment.	Time-based awards encourage long-term retention and align management's interests with shareholders' interests.

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Compensation Discussion and Analysis | 36

The pie charts below show each element of 2024 annual target compensation, including the mix of short-term and long-term incentives and the amount of performance-based compensation and variable pay at risk, for the CEO and other NEOs (on average). Consistent with our compensation philosophy, 89% of our CEO's 2024 total target compensation was variable pay at risk and 71% was performance based.

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Compensation Discussion and Analysis | 37

2024 Say on Pay Vote and Shareholder Engagement

Our annual Say on Pay vote has historically received strong shareholder support, with an average support level of approximately 94% since we began trading in 2012 (2012 to 2023 annual shareholder meetings). At our 2024 Annual Meeting, our shareholders approved the executive compensation program, with approximately 71% of the total votes cast in support of our program.

2024 Say on Pay Approval 71%

Although the decline in support compared to our historical and desired support levels was, in part, attributable to the impact of our 2022 transformation efforts and related 2023 compensation design features, our Board took proactive steps to better understand shareholders' perspectives on our compensation program.

Outreach Campaign

2012-2023 Say on Pay Approval (average) 94%

Following the 2024 Annual Meeting, we conducted a focused shareholder outreach campaign led by our Compensation Committee Chair. During this period, we contacted 28 of our largest shareholders, representing approximately 68% of our outstanding shares (approximately 82% of the 3-year average non-routine voter turnout for our annual meetings). We held meetings with ten of these shareholders, representing approximately 27% of our outstanding shares (approximately 32% of 3-year average non-routine voter turnout for annual meetings). We also engaged with a leading proxy advisory firm to share information about our engagement efforts.

Fortune Brands' participants in these meetings included our Compensation Committee Chair, Chief Human Resources Officer, Vice President of Total Rewards, Chief Legal Officer and Corporate Secretary, Assistant Corporate Secretary and Vice President of Investor Relations & Corporate Affairs (ESG). Our Compensation Committee chair attended 90% of these meetings.

Shareholders generally expressed support for our growth strategy, our CEO's leadership and our compensation program.

Shareholders generally expressed strong support for the Company's strategic direction and the overall framework of our executive compensation program. They also expressed support for the leadership of the CEO. While shareholders expressed a range of perspectives about our executive compensation program, we heard common themes about some of the 2023 executive compensation program modifications and disclosure regarding the Company's rationale for such modifications. Specifically, shareholders sought more information on the Compensation Committee's decision to set annual incentive plan targets lower than prior year results and the decision to make a one-time increase in the potential maximum payout opportunity under the 2023-2025 PSAs to 300%.

Importantly, both of these decisions were temporary in nature, were thoughtfully designed to address the unique circumstances following the Separation, were consistent with our compensation philosophy and we had already reverted to our standard program design prior to the 2024 Say on Pay vote. In addition, decisions made by the Compensation Committee to increase 2024 CEO compensation were made prior to the 2024 Annual Meeting and in advance of the Board's extensive outreach campaign.

2025 Compensation In early 2025, after considering several factors including market data provided by its independent compensation consultant, the Compensation Committee decided not to increase 2025 target bonus opportunities (percentage of base salary) or long-term incentive award values of the continuing NEOs, including the CEO. In addition to the Compensation Committee’s decision not to increase the CEO’s 2025 annual incentive and long-term incentive awards, the Committee also decided not to increase the CEO’s base salary. The Compensation Committee also decided to revert to EBTIDA dollars, rather than EBITDA Margin, as the primary metric for the 2025-2027 PSAs, to align with the Company’s growth strategy.

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Compensation Discussion and Analysis | 38

Below is a summary of this feedback and the actions taken by our Compensation Committee and the Company:

2023 Compensation Plan Actionable Feedback Addressed by Fortune Brands' Board
Shareholder Feedback	Fortune Brands' Response

Some shareholders sought to understand why 2023 Annual Incentive Plan targets (EPS and WCE) were set lower than 2022 results while payout opportunity remained the same, particularly because Company performance against these targets ultimately resulted in above target payout.

The 2023 targets were set to align with the median of the Company's projected full-year EPS. Our 2023 AIP targets were set based on the Company’s projected performance. The lower targets reflected the fact that the cabinets business that was spun-off in the Separation represented approximately 40% of the net sales and 30% of the profit of the Company in 2022. The Company delivered above-target EPS and WCE 2023 performance in a tougher-than-expected consumer market, exceeding these projections and resulting in above target payouts (121.4%).

The Compensation Committee aims to set rigorous and challenging targets, factoring in expected market growth rate, our annual operating plans and macroeconomic conditions.

In 2024, the Compensation Committee returned to its standard practice of setting annual plan targets above prior year results.

2024 Annual Incentive Plan Targets
See pages 46-48 for detailed information about our 2024 AIP targets. The Company commits to providing more details in the future about changes to the Company's compensation metrics and related goals.

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Compensation Discussion and Analysis | 39

Shareholder Feedback	Fortune Brands' Response
Confidence in our CEO was clear, but some shareholders asked for additional disclosure on the rationale for multiple years of long-term incentive value increases for the CEO.

Under Mr. Fink's leadership, the Company undertook and successfully executed multiple significant transformative actions including a total portfolio reshaping and a digital transformation. The Board views Mr. Fink's leadership as instrumental to the execution of these on-going transformative actions. To reward Mr. Fink's strong performance, retain his vital leadership and to incentivize him to execute the Company's new strategic direction through this period of transformation, the Compensation Committee provided increases in Mr. Fink's long-term incentive award value in 2022, 2023 and 2024.

The Compensation Committee generally believes that increases in long-term equity incentive award values are an effective way to link executive compensation to shareholder value creation, and therefore tends to rewards performance by increasing annual equity award value.

For 2025, the Compensation Committee did not increase Mr. Fink's base salary, annual incentive award or long-term incentive award opportunities, as compared to 2024.

For more information about how the Compensation Committee makes these decisions, see pages 41-44.

Some shareholders indicated that they would like further rationale for the change from growth based metrics to incremental margin metrics (OI to OIMP and EBITDA to EBITDA Margin Percent) and requested additional disclosure of how incentive plan metrics relate to the Company's overall growth strategy.

The Company has included additional details regarding the rationale for its use of annual and long-term incentive plan metrics and how those metrics tie to the Company's growth strategy on pages 35, 47 and 50 of this CD&A.

To align with our growth strategy, the Compensation Committee decided to revert to EBITDA dollars, rather than EBITDA Margin, as its primary metric for the 2025-2027 PSAs.

When disclosing any future incentive metric changes, the Company commits to providing clarity on the reason for the change.

Some shareholders requested increased disclosure relating to individual performance and pay decisions.	After considering this feedback, the Company has made a concerted effort to improve clarity of compensation-related disclosures throughout the CD&A.

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Compensation Discussion and Analysis | 40

Shareholder Feedback		Fortune Brands' Response
One-Time Increase to Maximum PSA Payout	Shareholders asked for additional context and clarity around the one-time increase in the potential maximum payout to 300% of target for the 2023-2025 PSAs.

The increase to the potential maximum payout opportunity under the 2023-2025 PSAs (as compared to 200% maximum utilized in prior years) was a one-time modification designed to appropriately recognize the unique circumstances and exceptional effort required to execute on the Company's growth strategy following the Separation, as well as to incentivize achievement of stretch long-term performance as a new company undergoing an immense multi-year transformation.

Performance above 200% requires significant stretch performance, which if achieved, will result in a significant increase to shareholder value. Importantly, payment above 200% will only be made if revenue growth exceeds the Company's peers over the performance period.

This 300% maximum payout opportunity was only applied to the 2023-2025 PSA cycle. All other PSA cycles since reverted to the standard design of 200% maximum payout opportunity.

2025 Management Transition

Over the past few years, the Company’s structure has evolved into an aligned organization focused on brands, innovation and channel excellence, driven by business units with end-to-end P&L responsibility, supported by integrated teams such as supply chain, marketing, and product development.

Effective in January 2025, the Company announced that it simplified its executive leadership structure by eliminating the role of Group President of the Company. This change was made to remove an organizational layer and to facilitate a closer working relationship between the CEO and our commercial leaders. As a result of this change, effective January 22, 2025, Ms. Phyfer no longer serves as an executive officer of the Company. In addition, the Company announced that Mr. Barry would hold the newly-created role of President, Security and Connected Products. In this role, Mr. Barry is directly responsible for the Company’s security business and our growing digital business. The creation of this role represents our commitment toward putting some of our best resources toward our biggest opportunities. As of the date of this filing, Mr. Barry serves as both Executive Vice President and Chief Financial Officer and as President, Security and Connected Products. Mr. Barry will continue in his role as Executive Vice President and Chief Financial Officer until a new Chief Financial Officer is appointed.

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Compensation Discussion and Analysis | 41

Philosophy and Process for Awarding NEO Compensation

Philosophy of the Executive Compensation Program

Our executive compensation program is designed to reward NEOs for the achievement of both short-term and long-term financial, strategic and operational goals that support long-term shareholder value creation. The executive compensation program is designed to:

Maintaining Best Practices

The Compensation Committee maintains policies to protect the interests of our shareholders and follows commonly viewed compensation best practices. The chart below summarizes these policies.

What We Do

Pay-for-Performance 71% of Mr. Fink’s and 62% (on average) of all other NEOs’ 2024 annual total target compensation was performance-based compensation.	Independent Compensation Consultant Advises the Compensation Committee on executive compensation matters.
Long-Term Equity Awards A majority of NEO compensation is awarded in the form of long-term equity awards.	Tally Sheets Tally sheets and wealth accumulation analyses are reviewed annually before making compensation decisions.

Double-Trigger in Change in Control

Severance benefits are payable upon a change in control only if there is also a qualifying termination of employment. Equity award agreements also include double-trigger provisions.

Robust Stock Ownership Guidelines

We maintain rigorous stock ownership guidelines for NEOs. Executives are required to hold 50% of net shares from the vesting of PSAs and RSUs until the applicable ownership requirement is met.

Maximum Payouts on Incentives Annual cash incentive awards and PSAs have maximum payout caps.	Executive Sessions The Compensation Committee periodically meets in executive session without the presence of management.

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Compensation Discussion and Analysis | 42

What We Don’t Do

No Employment Contracts NEOs and other executive officers are employees “at will”. The Company does not have employment contracts with any of its NEOs or other executive officers.

No Hedging or Pledging

Directors, NEOs and other executives are prohibited from hedging, pledging or otherwise engaging in derivative transactions designed to offset a decrease or increase in the market value of Company Stock.

No Tax Gross Ups NEOs and other executive officers are not entitled to tax gross ups in the event of a change in control or for perquisites (other than relocation expenses).

No Backdating or Repricing of Stock Options

Stock options are never backdated or issued with below-market prices and repricing of underwater stock options without shareholder approval is prohibited (except in the event of certain extraordinary corporate events).

No Excessive Perquisites

Perquisites offered to the NEOs are limited to an executive health program, personal security and cybersecurity privacy protection benefit. The CEO has limited personal use of Company aircraft, subject to reimbursement obligations.

Compensation Committee Decision-Making Process

The graphic below illustrates the annual process, timing, key activities and decisions made by the Compensation Committee relating to executive compensation.

SET ANNUAL COMPENSATION

February - March

•
Reviews CEO and other NEO prior year performance
•
Considers market data, Company and individual performance, retention, and internal pay equity
•
Approves program design and performance metrics and targets
•
Sets total target compensation for each NEO
•
Grants long-term equity awards

APPROVE YEAR-END PAYOUTS January - February • Evaluates year-end financial performance versus performance goals set at the beginning of the performance period	EVALUATE PROGRAMS AND PRACTICES March - December • Evaluates annual say on pay results and shareholder feedback on compensation • Evaluates compensation trends and market practice
• Approves annual incentive plan and PSA payout percentages
•
Reviews executive's stock ownership levels against Company guidelines
•
Evaluates peer group and approves changes (if any)
•
Reviews benefits and perquisites programs
•
Evaluates compensation risk assessment

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Compensation Discussion and Analysis | 43

The Compensation Committee's decision-making process includes consideration of market data, input from the Compensation Committee's independent compensation consultant and recommendations from management. While the Compensation Committee considers the input from its compensation consultant and management in the compensation decision-making process, the Compensation Committee is responsible for determining all elements of our executive compensation program in total, as well as evaluating individual performance, Company-wide performance, internal equity, retention needs and market competitiveness, when making executive compensation-related decisions.

When reviewing prior year CEO performance, the Board conducts a formal evaluation of his performance against certain financial, operational, business strategy and personal development objectives established at the beginning of each year. Following the CEO evaluation, the Compensation Committee also considers the market data provided by Willis Towers Watson ("WTW") (described below under 2024 Compensation Peer Group) when setting the CEO's compensation elements for the next year. The CEO does not make any recommendation concerning his own compensation.

For all other NEOs, the Compensation Committee, with the CEO's input, evaluates each individual's contributions to the Company's prior year strategic, financial and operational goals established at the beginning of the year. The Compensation Committee reviews the CEO’s recommendations relating to all other NEOs and the market data provided by WTW and then independently sets each of the other NEO’s annual total target compensation and values of each element of compensation.

The Compensation Committee is also responsible for setting our annual incentive and long-term incentive metrics and goals. At the beginning of each year, the Compensation Committee assesses the robustness and rigor of our incentive design, considering the following when setting performance goals:

prior year target performance goals and actual performance against those goals	alignment with our annual operating plan and long-term growth plan to effectively incentivize top-line growth, profitability and efficiency

expected growth rate in the market for our products	performance measures, compensation program designs and performance results at companies in our Peer Group the likelihood of achieving various levels of Company performance in consideration of macroeconomic factors for the relevant performance period

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Compensation Discussion and Analysis | 44

2024 Compensation Peer Group and Market Data

The Compensation Committee believes it is important to clearly understand the relevant market for executive talent to inform its decision‑making and to ensure that our executive compensation program supports our recruitment and retention needs. The compensation review process incorporates the use of a defined peer group for assessing the competitiveness of NEO pay levels and practices (the "Peer Group"). The Peer Group included companies with revenues of 0.5 to 2.5 times the Company and market capitalization of 0.5 to 4.0 times the Company. The Peer Group includes companies that are aligned with our industry, such as household and building products, and our business strategies, such as companies that reflect a brand-led portfolio and a digital growth focus.

After an annual review of our 2023 Peer Group, led by WTW, the Compensation Committee refined the Peer Group for use when making 2024 compensation decisions. The Peer Group was updated to remove Trane Technologies due to the company exceeding the revenue and market capitalization range. The Peer Group was also updated to add Griffon Corporation and Pentair plc as these companies were viewed as more closely aligning with our industry and business strategy selection criteria. The Peer Group approved for use in connection with 2024 compensation decisions was:

2024 Peers*

Allegion plc	Pentair plc
A.O. Smith Corporation	Resideo Technologies, Inc.
ADT Inc.	Roper Technologies, Inc.
Church & Dwight Co., Inc.	Snap-On Incorporated
Griffon Corporation	Stanley Black & Decker, Inc.
Leggett & Platt, Incorporated	Tempur Sealy International Inc.
Lennox International Inc.	The Clorox Company
Masco Corporation	Whirlpool Corporation
Mohawk Industries, Inc.	Xylem Inc.
Newell Brands Inc.	Zurn Elkay Water Solutions Corporation
Owens Corning

*New peers added in 2024 are shown in bold.

We also consider broader market data in evaluating each element of our NEOs’ compensation. In particular, the Committee reviewed custom industry market data and revenue size adjusted data, from the results of surveys provided by WTW.

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Compensation Discussion and Analysis | 45

Types and Amounts of NEO Compensation Awarded in 2024

NEO Annual Total Target Compensation

The Compensation Committee believes that compensation decisions are complex and require a deliberate review of various factors including each individual executive's performance, experience and tenure, Company performance, peer compensation levels, and external market data. Our objective is to remain competitive and retain high caliber talented executives. The Compensation Committee generally strives to set total target compensation in line with the median market data. However, factors like market competition for a particular skill, the strategic importance of the executive's role, proven performance, experience, tenure, and leadership skills, impact the Compensation Committee's decision as to whether any element of compensation will exceed the median. The Compensation Committee generally believes that increases in long-term equity incentive award values are an effective way to link executive compensation to long-term growth and shareholder value creation, and therefore, tends to reward high performance by increasing annual equity award value. The following chart summarizes annual total target compensation awarded to each NEO in 2024.

Summary of 2024 NEO Annual Total Target Compensation
Named Executive Officer	2024 Annual Base Salary(1)	2024 Annual Incentive Target Value	2024 Long- Term Incentive Award Target Value(2)	2024 Total Target Compensation

Nicholas I. Fink	$1,275,000	$1,785,000	$8,500,000	$11,560,000
David V. Barry	$645,000	$548,250	$1,600,000	$2,793,250
Cheri M. Phyfer	$795,000	$755,250	$2,390,000	$3,940,250
John D. Lee	$550,000	$412,500	$1,100,000	$2,062,500
Hiranda S. Donoghue	$550,000	$412,500	$1,075,000	$2,037,500

(1)
The amounts listed in this column reflect annual base salary in effect as of December 28, 2024.
(2)
Includes the value of the annual target incentive equity awards, expressed as the aggregate grant date fair value of PSAs (at target), stock options and RSUs, as determined using the assumptions found in note 13 to the consolidated financial statement contained in the Company’s Annual Report on Form 10-K for the year ended December 28, 2024 (the “Form 10-K”).

Base Salary

The Compensation Committee reviews base salaries on an annual basis and considers the following when making adjustments to our NEOs' base salaries:

•
Individual NEO performance, as well as Company performance;
•
Individual experience, skills, leadership qualities and expected future contributions;
•
Peer Group and broader market data;
•
Scope of and/or changes to role and responsibilities of each NEO; and
•
Internal equity among the NEOs.

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Compensation Discussion and Analysis | 46

For 2024, the Compensation Committee approved modest increases in NEO base salaries ranging from 2.0% to 4.8%. Mr. Fink's base salary adjustment was at the low end of this range due to market positioning and the preference to reward performance through increases in long-term incentives. Below are the 2024 and 2023 annual base salaries for each NEO:

Named Executive Officer	December 30, 2023	December 28, 2024	% Change

Nicholas I. Fink	$1,250,000	$1,275,000	2.0%
David V. Barry	$620,000	$645,000	4.0%
Cheri M. Phyfer	$765,000	$795,000	3.9%
John D. Lee	$525,000	$550,000	4.8%
Hiranda S. Donoghue	$525,000	$550,000	4.8%

Annual Incentive Award

Each year the Compensation Committee establishes annual cash incentive award targets for each NEO, taking into consideration factors similar to those used to determine base salary increases (as described above).

In 2024, the Compensation Committee increased Messrs. Fink's and Barry's 2024 target bonus opportunity (percentage of base salary). All other NEOs' target bonus opportunity remained the same as in 2023. In recognition of his prior year performance, his critical leadership contributions and external market data, the Compensation Committee increased Mr. Fink's 2024 target percentage from 130% to 140%. Under Mr. Fink’s leadership, the Company exceeded its performance targets in key areas, including EPS growth and WCE, reflecting sustained operational improvements. In determining Mr. Barry's target percentage, the Compensation Committee approved an increase from 75% to 85% to bring his compensation closer to the market median for a chief financial officer position. The target annual bonus opportunities for each of the NEOs in 2024, reflected as a percentage of base salary, were:

Named Executive Officer	Target Bonus Opportunity as a Percentage of Base Salary 2023	Target Bonus Opportunity as a Percentage of Base Salary 2024	% Change
Nicholas I. Fink	130%	140%	7.7%
David V. Barry	75%	85%	13.3%
Cheri M. Phyfer	95%	95%	0.0%
John D. Lee	75%	75%	0.0%
Hiranda S. Donoghue	75%	75%	0.0%
2024 Annual Cash Incentive Plan Financial Metrics and Goals

The 2024 annual incentive plan award was based on the following financial metrics, weighted as follows:

60% EPS	20% OIMP	20% WCE

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Performance Measure	Why We Use the Measure	How this Measure Drives Our Strategy
EPS	Achieving EPS targets and showing EPS growth over time illustrates management's success in wisely investing money and making good business decisions.

EPS is derived from Adjusted Net Income, which is influenced by many Company actions, and all executive members can take actions to help achieve the target.

Rewarding this measure aligns NEO goals with shareholders’ interests and encourages long-term growth.

EPS increases as we grow top line sales that deliver margin dollars, which in turn incentivizes long term growth.

OIMP	Operating Income Margin Percent shows how efficiently a company makes profit by leveraging expertise and advancements in areas like pricing, buying, continuous improvement and investing decisions.

OIMP is based on Net Sales, so it stays relevant and achievable even with changing market conditions and unlike a fixed dollar goal, this percentage is less impacted by outside market factors. Strong margins are indicators of financial health, drive cash flow and provide optionality during adverse market conditions.

Investing in our key priorities, like digital products, branding, and innovation, is important to our long-term success.

Metrics that reward performance in both positive and negative market conditions help reduce the impact of cyclicality of our business.

WCE

Working capital efficiency represents the resources available to run day-to-day operations and reflects how much working capital a company invests to drive sales and generate profit. Measuring efficiency shows how well the company uses these resources to drive sales.

Utilizing a 13-month average helps ensure that the efficiency has been sustained over a longer time period and mitigates against short-term changes in working capital and net sales.

WCE shows how well working capital resources are managed, which isn't always apparent from the income statement. Changes in this efficiency can greatly affect cash flow and returns. WCE ties to a company’s liquidity and operational efficiency, allowing for investments and long-term growth and shows how much working capital is deployed by the business.

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Key financial measures utilized in our annual incentive plan are measured on a non-GAAP basis. The Committee believes that the use of non-GAAP metrics is necessary because it eliminates non-recurring impacts which may reduce current period performance but furthers long-term growth initiatives. In addition, the use of non-GAAP metrics aligns with market practice. The Committee may make certain adjustments when calculating these results following completion of the performance period, such as for the impact of foreign currency exchange rate fluctuations and other significant unusual and/or infrequent events that do not impact the Company’s ongoing earnings and cash generation including changes in laws, regulations, and accounting principles, actuarial gains/losses related to defined benefit plan accounting, impairment and restructuring related charges/gains and discontinued operations. For 2024, EPS before charges/gains was adjusted to exclude the effect of foreign currency exchange fluctuations.

The Compensation Committee set performance goals for the 2024 annual incentive plan in February 2024 based on the Company's annual operating plan and 2024 expected market growth rate in the market for our products. For 2024, our annual incentive performance EPS, OIMP and WCE targets exceeded our actual 2023 performance reflecting our commitment to rewarding continued improvement, yet our EPS and OIMP performance fell short of our target goal. The Compensation Committee established target goals that were designed to be challenging, requiring performance to outperform the market at target, yet are achievable with strong performance.

The following table sets forth the performance metrics at minimum (0% payout), target (100% payout) and maximum (200% payout), and the weighting of each metric, as approved by the Compensation Committee for the 2024 annual cash incentive award, as well as the Company's actual performance and payout achievement:

Performance Metric	Metric Weight	Threshold Performance	Target Performance (100%)	Maximum Performance (200%)	Actual Performance	Actual Payout

EPS (1)	60%	$3.56	$4.30	$5.04	$4.14
OIMP	20%	16.1%	17.1%	18.0%	16.9%	92.9%
WCE	20%	23.9%	21.7%	19.9%	21.5%
(1)
EPS actual performance was adjusted to exclude the effect of foreign exchange currency fluctuations. See “Use of Non-GAAP Financial Information in Connection with Incentive Compensation” included in Appendix A for a description of each metric.

Annual Cash Incentive Plan Formula and 2024 Payout

To calculate a potential award amount, the target percentage of salary for each NEO is multiplied by a formula based on performance.

Base Salary at Year End	x	Target Bonus Incentive Opportunity (percentage of base)	x	Performance Achievement (0-200%)	=	Annual Incentive Payout ($)

The following table sets forth the target bonus amount and the amount actually paid to each NEO under the 2024 annual cash incentive plan awards:

Named Executive Officer	Base Salary for the Year Ended December 28, 2024	Annual Bonus Opportunity (as a % of base salary)	Actual Achievement (% of target)	Annual Incentive Payout
Nicholas I. Fink	$1,275,000	140%	92.9%	$1,658,265
David V. Barry	$645,000	85%	92.9%	$509,324
Cheri M. Phyfer	$795,000	95%	92.9%	$701,627
John D. Lee	$550,000	75%	92.9%	$383,213
Hiranda S. Donoghue	$550,000	75%	92.9%	$383,213

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Long-Term Equity Awards

The Compensation Committee believes that equity compensation reinforces a pay-for-performance culture and aligns the interests of management with those of our shareholders. The 2024 annual equity award for NEOs consisted of the following equity mix:

LONG-TERM EQUITY MIX

25%
Time-vested
(RSUs)
25%
Stock
Options
50%
Performance
Share Awards
(PSAs)

Each year the Compensation Committee reviews each NEO's target equity award value in comparison to the competitive market data of similar positions and the individual's performance. Generally, the Compensation Committee believes that increases in long-term equity incentive award values, as compared to cash elements, are a more meaningful way to link executive compensation to long-term growth and shareholder value creation. As a result, 74% of CEO total direct compensation and 56% of all other NEOs total direct compensation is awarded in the form of long-term equity compensation. Long-term incentives are designed to align executives' interests with those of shareholders by rewarding them for sustained performance and strategic decision-making that drive the Company's success over time. These awards encourage executives to focus on achieving key milestones and objectives that contribute to the Company's growth and profitability. By investing more in long-term equity incentives rather than base salary or annual incentive compensation, the Compensation Committee has designed a program to motivate executives to deliver consistent and exceptional results, ultimately benefiting shareholders and enhancing the Company's overall value.

All NEOs received an increase in their 2024 long-term incentive award value as compared to 2023. The Committee awarded these increases in recognition of 2023 performance. The Compensation Committee increased the value of Mr. Fink's long-term incentive award, setting a payout target of $8.5 million, representing a 6.3% increase from 2023, in recognition of exceptional performance and leadership and to continue to tie his compensation to the Company's long-term growth. The increase in long-term award values for the other NEOs was in recognition of prior year performance and, in the case of Mr. Barry, Mr. Lee and Ms. Donoghue, to bring their long-term incentive award values closer to the median market data for their positions. For Mr. Barry, the increase in his 2024 long-term equity award value was made in recognition of performance and also to bring his target value in line with the market data for chief financial officers, a position to which Mr. Barry was promoted in early 2023. For Mr. Lee, the increase in his long-term equity award value was intended to recognize that his responsibilities had expanded to include leadership of our digital transformation. The Compensation Committee believes that competitive compensation ensures that our executives are committed to driving the Company's long-term success and creating significant shareholder value. Below are the target equity award values for 2024 and 2023 for each NEO:

Named Executive Officer	2023 Target Long-Term Equity Award Value	2024 Target Long-Term Equity Award Value	% Change
Nicholas I. Fink	$8,000,000	$8,500,000	6.3%
David V. Barry	$1,350,000	$1,600,000	18.5%
Cheri M. Phyfer	$2,225,000	$2,390,000	7.4%
John D. Lee	$1,000,000	$1,100,000	10.0%
Hiranda S. Donoghue	$1,000,000	$1,075,000	7.5%

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2024 Performance Share Awards: The most significant portion (50%) of the NEOs' long-term equity is awards is granted in the form of performance share awards, which provide an opportunity to earn long-term incentive compensation based on the achievement of the Company’s three-year cumulative financial and operational results. PSAs awarded to the NEOs in 2024 were awarded to be settled in Company Stock based on the following three-year cumulative performance metrics.

PSA PERFORMANCE METRICS

25%
ROIC
75%
EBITDA
Margin %

Performance Measure	Why We Use the Measure	How this Measure Drives Our Strategy
EBITDA Margin Percent

Shows how much profit is kept from each dollar of sales before interest, taxes, and non-cash expenses.

Using EBITDA Margin Percent drives improvement through actions like pricing, continue improvement and investment decisions, and is less impacted by market conditions and helps minimize the impact of cyclicality on our business.

This metric is directly aligned to the business transformation strategy of margin improvement, and can be linked back to our objective of long-term growth given healthy margins are required to enable investments in our most critical growth priorities.

ROIC

Indicates how effectively the Company is managing the capital that shareholders and debt holders have invested.

Utilizing a 3-yr average, incentivizes leadership to balance delivering short-term results with investment decisions that create long-term financial value.

ROIC shows how well the Company is generating profits in relation to the cost of financing of the organization and focuses on creating long-term value for debt and equity holders.

Consistent with the 2023 design, the Compensation Committee selected EBITDA Margin Percent and ROIC as the performance measures applicable to the 2024 PSAs to further align the interests of the NEOs with those of shareholders by incentivizing management to focus on both profitable growth and efficient capital allocation. In addition, the use of EBITDA Margin Percent was intended to be utilized temporarily to focus management on margin expansion during its transition following the Separation.

Performance targets for each cycle are established by the Compensation Committee and are primarily based on the Company's strategic plan and the expected three-year compound market growth rate. The Committee also considers the Company's historical performance, the historical performance of peer companies and broader market benchmarks, which helps ensure that the Company’s metrics reflect industry standards and reward sustained, long-term financial performance, when establishing targets. The goals were designed to be challenging, but achievable with the strong execution of the Company's long-term strategic plan.

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Payouts could range from 0% to 200% of the target award based on performance. Under the terms of the PSAs, if the Company fails to achieve the minimum performance threshold, none of the PSAs will vest.

Inflight Performance Share Awards: As of December 28, 2024, two PSA cycles were outstanding. Both outstanding performance cycles utilized three-year cumulative EBITDA Margin Percent (weighted 75%) and ROIC (weighted 25%). The 2024-2026 PSA performance cycle utilized the standard 200% maximum payout opportunity. The 2023-2025 PSA performance cycle utilized a one-time 300% potential maximum payout opportunity, governed by revenue growth against the Company's 2023 Peer Group to measure and reward relative performance above 200%. At the conclusion of these outstanding performance cycles, the Company will disclose additional details about the targets and payout calculations.

Stock Options: The Compensation Committee believes that stock options are an important part of the equity mix for NEOs because they are performance-based (stock options only have value if our stock price appreciates following the grant date) and motivate long-term focus given the historical cyclical nature of our industry. Stock options allow an NEO to purchase a specific number of shares of Company Stock at a fixed price (i.e., the share price set on the grant date). Stock options generally vest in three equal annual installments, assuming the NEO remains employed through each vesting date, and expire ten years from the grant date.

RSUs: The Compensation Committee believes that RSUs incentivize NEOs to increase shareholder returns and align their interests with the interests of our shareholders. RSUs granted to the NEOs generally vest in three equal annual installments, assuming the NEO remains employed through each annual vesting date. RSUs serve as a long-term retention tool in a cyclical business because the NEO must remain employed with the Company through each of the three annual vesting dates to receive all of the shares. The Compensation Committee believes that RSUs represent at-risk compensation since their value is linked directly to share price.

Separation-Related Converted PSAs: At the time of the Separation, then-outstanding PSA awards were converted into time-based RSUs based on projected performance results calculated based on actual performance from the beginning of the applicable performance period through the end of the fiscal quarter immediately preceding the Separation (September 30, 2022) and expected performance for the remainder of the applicable performance period as if the Separation had not occurred. The converted RSUs continued to vest in accordance with the original vesting schedule and became fully vested on December 28, 2024. Based on this calculation and in advance of the Separation, the Compensation Committee approved a below target achievement of the 2022-2024 PSA performance goals, at 82%. Based on the approved achievement, the following number of RSUs were:

Named Executive Officer	RSUs
Nicholas I. Fink	38,414
David V. Barry	2,149
Cheri M. Phyfer	9,134
John D. Lee	3,815
Hiranda S. Donoghue	4,836

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Compensation Discussion and Analysis | 52

Benefits

Retirement

All NEOs are eligible for retirement benefits through the Fortune Brands Innovations Retirement Savings Plan (the “Qualified Savings Plan”), a tax-qualified defined contribution 401(k) plan. The Compensation Committee believes that the Qualified Savings Plan benefits are consistent with competitive pay practices and are an important element in attracting and retaining talent in a competitive market.

In addition to the Qualified Savings Plan, the Company provides non-qualified retirement benefits for contributions that would have been made under the tax-qualified plan but for limitations imposed by the Internal Revenue Code (the “Code”). Please see the narratives and the “2024 Nonqualified Deferred Compensation” table on page 58 of this Proxy Statement for further information regarding these retirement benefits.

Severance

The Company has Agreements for the Payment of Benefits Following Termination of Employment (the “Severance Agreements”) with each NEO. Under the terms of the Severance Agreements, each NEO is entitled to severance benefits upon a “qualifying termination of employment” (i.e., termination by the Company without “cause” or by the NEO for “good reason”) or in the event of a qualifying termination of employment following a change in control.

The Compensation Committee believes that it is appropriate to provide NEOs with the protections afforded under these Severance Agreements and that doing so helps the Company remain competitive with market practices and attract and retain superior talent. The Compensation Committee also believes that these Severance Agreements promote management independence and keep management focused on the Company’s business in the face of any potential change in control events.

All of the Severance Agreements contain “double-trigger” change in control provisions, which means that there must be both a change in control of the Company and a qualifying termination of employment (i.e., termination by the Company without “cause” or by the NEO for “good reason”) before any enhanced benefits can be paid following a change in control. The NEOs are not entitled to any tax gross ups under the Severance Agreements, including those related to the change-in-control related excise taxes imposed under the Code.

See the "2024 Potential Payments Upon Termination or Change in Control" table on page 59 below for further details regarding the Severance Agreements. In connection with the elimination of Ms. Phyfer's role as Executive Vice President and Group President in January 2025, she is expected to serve as an advisor to the Company through July 1, 2025, after which time she will receive benefits under her Severance Agreement.

Perquisites

The Company provides certain broad-based plans, which are generally available to employees, such as matching on charitable contributions and Company product purchase programs. The Company also provides a limited number of perquisites to all NEOs, including a cybersecurity privacy protection program and an executive health service program that provides medical advocacy and assistance. In 2024, the Company provided Mr. Fink with limited use of Company aircraft for personal use (the costs of which were reimbursed to the Company based on the cost of a first-class airplane ticket for each passenger on a personal flight) and personal security. Personal use of Company aircraft to other executives or board members is generally not permitted; however, in limited emergency circumstances this policy can be waived by the Chief Executive Officer.

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Policies

Clawback Policy

The Company maintains a clawback policy that requires the Company recoup erroneously awarded incentive-based compensation received by current and former executive officers following certain financial restatements, and applies to any incentive-based compensation received by a covered executive on or after October 2, 2023. Incentive compensation awarded prior to October 2, 2023 is also subject to clawback based on the terms of the policy in place at that time and any terms and conditions of underlying award agreements.

Executive Stock Ownership Guidelines

The Company maintains stock ownership guidelines for NEOs and other Company executives, which require them to hold a number of shares equal to a multiple of their annual base salary. The ownership guidelines are as follows:

Position	Stock Ownership Level as a Multiple of Base Salary

CEO	6
Officers that report directly to the CEO	3

Executives have five years from the date of hire or date of promotion to acquire the requisite amount of Company Stock and are required to hold 50% of net shares acquired from the vesting of PSAs and RSUs until the ownership guidelines are met. Shares owned directly by an executive, the executive’s spouse, children sharing the same home and any shares held in trust for the benefit of the executive or his/her family, as well as any unvested, time-based RSUs, shares that are held in the Company's employee stock purchase plan, 401(k) plan, or any shares that have been deferred pursuant to the Company’s Deferred Compensation Plan, are counted towards ownership. Stock options and unvested PSAs do not count towards the ownership requirement. All of the NEOs currently meet their applicable multiple threshold or fall within the time period allowed to meet the multiple threshold under the stock ownership guidelines.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 28, 2024.

Compensation Committee

A.D. David Mackay, Chair
Irial Finan
Ann F. Hackett
Stephanie Pugliese

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2024 Executive Compensation | 54

2024 Executive Compensation

2024 SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compen-sation ($)(4)	Change in Pension Value & Nonqualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)(5)	Total ($)

	A	B	C	D	E	F	G	H	I
Nicholas I. Fink	2024	1,269,808	0	6,375,013	2,124,996	1,658,265	0	384,047	11,812,129
Chief Executive Officer	2023	1,239,423	0	6,000,036	1,999,996	1,972,750	0	275,234	11,487,439
	2022	1,192,308	0	5,362,469	1,787,499	900,120	0	357,601	9,599,997
David V. Barry	2024	639,808	0	1,199,997	399,998	509,324	0	116,048	2,865,175
Executive Vice President &	2023	586,769	0	1,012,539	337,498	518,734	0	80,956	2,536,496
Chief Financial Officer
Cheri M. Phyfer	2024	788,770	0	1,792,488	597,489	701,627	0	156,278	4,036,652
Executive Vice President,	2023	756,539	0	1,668,719	556,247	882,275	0	109,604	3,973,384
Group President	2022	655,000	0	1,274,964	425,001	212,086	0	95,559	2,662,610
John D. Lee	2024	544,808	0	824,973	274,992	383,213	0	110,101	2,138,087
Executive Vice President,
Chief Growth and Digital Officer
Hiranda S. Donoghue	2024	544,808	0	806,262	268,747	383,213	0	105,551	2,108,581
Executive Vice President,	2023	519,712	0	749,982	250,002	478,013	0	78,996	2,076,705
Chief Legal Officer & Secretary	2022	500,000	0	675,016	225,004	201,950	0	61,204	1,663,174

(1)
Salary: Base salaries shown for all NEOs represent the actual amount paid during the year.
(2)
Stock Awards: The amounts listed in column D for 2024 represent the aggregate grant date fair values calculated in accordance with FASB ASC Topic 718 for RSUs and PSAs granted in 2024. For assumptions used in determining these values, see note 13 to the consolidated financial statements contained in the Company’s Form 10-K.

The amounts included in this column for the PSAs granted during 2024 are calculated based on the probable outcome at the time of the grant, which was that the target performance level would be achieved. Assuming the highest level of achievement was achieved with respect to the 2024 PSAs, the maximum value of the awards as of the grant date would be as follows: Mr. Fink, $8,499,964; Mr. Barry, $1,599,996; Ms. Phyfer, $2,390,038; Mr. Lee, $1,100,018; and Ms. Donoghue, $1,074,962.

(3)
Option Awards: The amounts listed in column E for 2024 reflect the aggregate grant date fair values calculated in accordance with FASB ASC Topic 718 for stock options granted in 2024. For assumptions used in determining these values, see note 13 to the consolidated financial statements contained in the Company’s Form 10-K.
(4)
Non-Equity Incentive Plans: Column F lists amounts earned under the Company's annual cash incentive plan. Please see the CD&A for further details regarding these awards.
(5)
Perquisites and All Other Compensation: The amounts in column H include the following:
(a)
Matching Contributions and Qualified Non-Elective Contributions to the Qualified Savings Plan. Matching contributions for 2024 to the Qualified Savings Plan were made to each NEO in the amount of $15,525.
(b)
Profit Sharing Contributions to the Qualified Savings Plan. Profit sharing contributions for 2024 to the Qualified Savings Plan were made to each NEO in the amount of $23,346.
(c)
Profit Sharing Contributions to Supplemental Plans. The following contributions were made to the Fortune Brands Innovations, Inc. Supplemental Retirement Plan for 2024: Mr. Fink, $217,317; Mr. Barry, $61,016; Ms. Phyfer, $99,453; Mr. Lee, $50,837; and Ms. Donoghue, $50,837. These amounts were credited to the executives’ Supplemental Plan accounts in early 2025.

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2024 Executive Compensation | 55

(d)
Other: Included in column H for each NEO are costs associated with the Company’s personal security, executive health service and cybersecurity privacy protection programs. In 2024, the Company provided personal security services for Mr. Fink in the amount of $24,426. In addition, limited use of the Company’s aircraft was provided to Mr. Fink, who reimbursed the Company for his personal use in an amount equivalent to the cost of a first class ticket for each passenger on these flights, the incremental cost of such personal aircraft usage, to the extent not reimbursed, is reflected in column H. The calculation of incremental cost of personal aircraft usage is based on estimated variable costs to the Company, including fuel costs, crew expenses, landing fees and other miscellaneous variable costs. In 2024, the Company’s incremental cost for personal use of Company aircraft not reimbursed by Mr. Fink was $89,568, which amounts are in each case reflected in column H.

2024 GRANTS OF PLAN-BASED AWARDS
	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Value of Stock and Option
Name and Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($/Sh)	Awards ($)(1)
Nicholas I. Fink
2/26/24(2)	$0	$1,785,000	$3,570,000
2/26/24(3)								81,324	$79.83	$2,124,996
2/26/24(4)							26,462			$2,125,031
2/26/24(5)				0	52,923	105,846				$4,249,982
David V. Barry
2/26/24(2)	$0	$548,250	$1,096,500
2/26/24(3)								15,308	$79.83	$399,998
2/26/24(4)							4,981			$399,999
2/26/24(5)				0	9,962	19,924				$799,998
Cheri M. Phyfer
2/26/24(2)	$0	$755,250	$1,510,500
2/26/24(3)								22,866	$79.83	$597,489
2/26/24(4)							7,440			$597,469
2/26/24(5)				0	14,881	29,762				$1,195,019
John D. Lee
2/26/24(2)	$0	$412,500	$825,000
2/26/24(3)								10,524	$79.83	$274,992
2/26/24(4)							3,424			$274,964
2/26/24(5)				0	6,849	13,698				$550,009
Hiranda S. Donoghue
2/26/24(2)	$0	$412,500	$825,000
2/26/24(3)								10,285	$79.83	$268,747
2/26/24(4)							3,347			$268,781
2/26/24(5)				0	6,693	13,386				$537,481
(1)
For stock options, the grant date fair value is based on the Black-Scholes value of $26.13. The grant date fair value of PSAs and RSUs was determined based upon the average of the high and low prices of Company Stock on the grant date: $80.305. Grant date fair values of PSAs and RSUs are computed in accordance with FASB ASC Topic 718. For assumptions used in determining these values, see note 13 to the consolidated financial statements contained in the Company’s Form 10-K.
(2)
Amounts in this row reflect the range of potential payments under the annual cash incentive program provided to each of the NEOs. The target payout for Mr. Fink, Mr. Barry, Ms. Phyfer, Mr. Lee, and Ms. Donoghue is equal to 140%, 85%, 95%, 75%, and 75%, respectively, of base salary as of December 28, 2024. See pages 46-48 of the CD&A for further information regarding annual cash incentive awards.
(3)
This row reflects the number of stock options granted under the Company’s 2022 Long-Term Incentive Plan (the “LTIP”) and the grant date fair value of the stock options on the grant date. The stock options vest ratably in three equal annual installments, subject to continued employment through the applicable vesting dates.
(4)
The amounts in this row reflect the number of RSUs that were granted under the LTIP and the grant date fair value of the RSUs on the grant date. The RSUs vest in three equal annual installments, subject to continued employment through the applicable vesting dates.
(5)
The amounts in this row reflect the range of potential payouts for PSAs that were granted under the LTIP for the 2024-2026 performance period. The performance goals for the 2024-2026 PSAs were EBITDA Margin % (weighted 75%) and average ROIC (weighted 25%), with a payout opportunity ranging from 0% to 200% of target.

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OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR-END
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested (#)(3)	Market Value of Shares or Units of Stock Held that Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)

Nicholas I. Fink	0	81,324		$79.83	2/26/34	55,919	$3,870,713	117,869	$8,158,892
	32,679	65,360		$60.80	3/6/33
	52,122	26,062		$76.60	2/28/32
	71,056	0		$76.63	2/22/31
	24,784	0		$73.22	12/7/30
	111,463	0		$61.12	2/24/30
	75,977	0		$41.42	3/5/29
	32,074	0		$55.98	2/26/28
	30,930	0		$51.31	2/27/27
	31,314	0		$44.27	2/28/26
David V. Barry	0	15,308		$79.83	2/26/34	10,910	$755,190	20,922	$1,448,221
	5,514	11,030		$60.80	3/6/33
	4,697	4,697		$53.38	6/29/32
	2,915	1,458		$76.60	2/28/32
	2,888	0		$76.63	2/22/31
	4,539	0		$61.12	2/24/30
	1,659	0		$42.30	2/21/29
Cheri M. Phyfer	0	22,866		$79.83	2/26/34	15,318	$1,060,312	32,944	$2,280,384
	9,088	18,179		$60.80	3/6/33
	12,392	6,197		$76.60	2/28/32
	18,197	0		$76.63	2/22/31
	9,913	0		$73.22	12/7/30
	27,234	0		$61.12	2/24/30
John D. Lee	0	10,524		$79.83	2/26/34	7,740	$535,763	13,952	$965,757
	3,574	7,149		$60.80	3/6/33
	5,176	2,588		$76.60	2/28/32
	7,336	0		$76.63	2/22/31
	6,196	0		$73.22	12/7/30
	11,600	0		$61.12	2/24/30
	6,848	0		$42.30	2/21/29
	6,949	0		$55.98	2/26/28
	7,029	0		$51.31	2/27/27
Hiranda S. Donoghue	0	10,285		$79.83	2/26/34	7,037	$487,101	14,811	$1,025,217
	4,084	8,171		$60.80	3/6/33
	6,560	3,281		$76.60	2/28/32
(1)
Each outstanding stock option that was exercisable on December 28, 2024 is listed in this column.
(2)
Each outstanding stock option that was not yet exercisable on December 28, 2024 is listed in this column. The chart below reflects the number of outstanding stock options that will vest during each of 2025, 2026 and 2027 (assuming each NEO’s continued employment through the applicable vesting date):

	Number of Options Vesting by Year
Name	2025	2026	2027

Nicholas I. Fink	85,848	59,789	27,109
David V. Barry	16,772	10,618	5,103
Cheri M. Phyfer	22,907	16,712	7,623
John D. Lee	9,669	7,083	3,509
Hiranda S. Donoghue	10,794	7,514	3,429

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

2024 Executive Compensation | 57

(3)
Each outstanding RSU that had not yet vested as of December 28, 2024 is listed in this column. The chart below reflects the number of outstanding RSUs that will vest during 2025, 2026 and 2027 (assuming each NEO’s continued employment through the applicable vesting date):

	Number of RSUs Vesting by Year
Name	2025	2026	2027

Nicholas I. Fink	27,452	19,646	8,821
David V. Barry	5,762	3,487	1,661
Cheri M. Phyfer	7,346	5,491	2,481
John D. Lee	3,686	2,912	1,142
Hiranda S. Donoghue	3,451	2,470	1,116

(4)
This column reflects the value of the outstanding RSUs and PSAs that have not yet vested using the December 27, 2024 closing price of the Company Stock of $69.22.
(5)
The amounts reported in this column are based on achieving target performance goals for PSAs granted in 2024, as the performance for this performance period is measured on a cumulative basis and is not determinable until the end of the three-year performance period. The PSAs vest based on the Company's performance over the three-year performance period and are subject to the NEO's continued employment through the end of the performance period. The description and the footnotes to the table titled "2024 Grants of Plan-Based Awards" on page 55 provide additional details on the PSAs granted in 2024.

	Number of PSA Outstanding By Performance Period
Name	2023-2025	2024-2026
Nicholas I. Fink	64,946	52,923
David V. Barry	10,960	9,962
Cheri M. Phyfer	18,063	14,881
John D. Lee	7,103	6,849
Hiranda S. Donoghue	8,118	6,693

2024 OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized Upon Exercise ($) (2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized Upon Vesting ($)(4)

Nicholas I. Fink	0	$0	63,718	$4,705,858
David V. Barry	0	$0	7,457	$580,931
Cheri M. Phyfer	8,441	$339,170	15,709	$1,164,107
John D. Lee	0	$0	9,852	$761,168
Hiranda S. Donoghue	0	$0	10,672	$799,610

(1)
This column reflects the number of exercised stock options during 2024.
(2)
This column reflects the difference between the market value of the shares on the date of exercise and the exercise price of the stock options.
(3)
This column reflects the number of RSUs that vested in 2024 which were granted in 2021, 2022 and 2023. It also includes the number of PSAs converted into RSUs following the Separation that vested in 2024.
(4)
This column reflects the value of RSUs calculated using the market value of the shares on the applicable vesting dates.

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

2024 Executive Compensation | 58

2024 NONQUALIFIED DEFERRED COMPENSATION
Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last FYE ($)
Nicholas I. Fink	FBIN SERP	$0	$217,317	$(10,728)	$0	$805,069
	WI SERP	$0	N/A	$(1,260)	$0	$79,011
David V. Barry	FBIN SERP	$0	$61,016	$(793)	$0	$86,659
	WI SERP	$0	N/A	$(290)	$0	$20,213
Cheri M. Phyfer	FBIN SERP	$0	$99,453	$(55)	$0	$57,558
	WI SERP	$0	N/A	$(2,160)	$0	$158,490
John D. Lee	FBIN SERP	$0	$50,837	$(1,587)	$0	$147,857
	WI SERP	$0	N/A	$(503)	$0	$36,328
	FBIN NQDC	$173,366	N/A	$271,052	$0	$1,494,953
Hiranda S. Donoghue	FBIN SERP	$0	$50,837	$(329)	$0	$44,144

(1)
Amounts listed in this column represent the base salary and bonus amounts that were deferred into the FBIN NQDC.
(2)
Amounts listed in this column were reported as compensation in the last fiscal year in the “All Other Compensation” column of the 2024 Summary Compensation Table.
(3)
No amounts listed in the Aggregate Earnings column were reported in the 2024 Summary Compensation Table.
(4)
No amounts listed in the Aggregate Withdrawals/Distributions column were reported in the 2024 Summary Compensation Table.

Fortune Brands maintains a tax-qualified defined contribution plan (the "Qualified Savings Plan") and each of our businesses make either a matching contribution, a qualified non-elective contribution or a profit sharing contribution under the Qualified Savings Plan. In 2024, the eligible profit sharing contribution amount was equal to 6% of compensation up to the Social Security wage base limit, plus 7.5% for amounts above the Social Security wage base, for each NEO. A portion of the amount of the profit sharing contribution, up to the limitations imposed by the Code, was made to the Qualified Savings Plan. Profit sharing contributions in excess of the limitations imposed by the Code were contributed to the Fortune Brands Supplemental Plan (the "FBIN SERP") on behalf of each NEO. Messrs. Fink and Barry and Ms. Phyfer retain accounts under the Water Innovations SERP ("WI SERP") holding supplemental non-qualified profit sharing contributions made to each of them while they were previously employed by Moen.

The FBIN SERP and WI SERP profit sharing accounts are credited with interest monthly, using the Citigroup US Broad Investment-Grade (USBIG) Bond Index. The FBIN SERP and WI SERP pay any defined contribution benefits, in the form of a lump sum following termination of employment, subject to any delay required under Section 409A of the Code.

Fortune Brands maintains a non-qualified deferred compensation plan that allows certain highly compensated employees, including our NEOs, to defer receipt of up to 80% of annual cash compensation (salary and bonus) and up to 100% of annual restricted stock unit awards granted (the "FBIN NQDC"). For 2024, Mr. Lee is the only NEO who elected to defer a portion of his compensation under the FBIN NQDC. Amounts deferred under the FBIN NQDC may be deferred until a specified date, retirement or other termination of employment. Participants who elect to defer compensation under this plan are credited with a rate of return based on the performance of the investment option selected by the participant. Participants who elect to receive payments while employed, may elect to receive their deferred benefits either in the form of a lump sum or in annual payments (with a maximum of 5 annual payments). Participants who elect to receive payments following termination of employment, may elect to receive their deferred benefits either in the form of a lump sum or in annual payments (with a maximum of 15 annual payments).

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

2024 Executive Compensation | 59

2024 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (1)
	By NEO		By Employer
	For Good Reason	Without Good Reason	For Cause	Without (2) Cause	Death	Disability(3)	Retirement	Involuntary Termination (without Cause) or Resignation for Good Reason After Change in Control
Cash Severance
Fink	$6,632,376	$0	$0	$6,632,376	$0	$0	$0	$9,948,564
Barry	$1,939,706	$0	$0	$1,939,706	$0	$0	$0	$2,586,274
Phyfer	$2,532,861	$0	$0	$2,532,861	$0	$0	$0	$3,377,148
Lee	$1,578,312	$0	$0	$1,578,312	$0	$0	$0	$2,104,416
Donoghue	$1,578,312	$0	$0	$1,578,312	$0	$0	$0	$2,104,416
Health and Related Benefits(4)
Fink	$47,490	$0	$0	$47,490	$1,275,000	$0	$0	$71,235
Barry	$41,841	$0	$0	$41,841	$645,000	$0	$0	$55,788
Phyfer	$31,937	$0	$0	$31,937	$795,000	$0	$0	$42,583
Lee	$47,056	$0	$0	$47,056	$550,000	$0	$0	$62,741
Donoghue	$38,379	$0	$0	$38,379	$550,000	$0	$0	$51,172
Options(5)
Fink	$0	$0	$0	$0	$550,331	$550,331	$0	$550,331
Barry	$0	$0	$0	$0	$167,273	$167,273	$0	$167,273
Phyfer	$0	$0	$0	$0	$153,067	$153,067	$0	$153,067
Lee	$0	$0	$0	$0	$60,195	$60,195	$0	$60,195
Donoghue	$0	$0	$0	$0	$68,800	$68,800	$0	$68,800
RSUs
Fink	$0	$0	$0	$0	$3,959,205	$3,933,800	$0	$3,959,205
Barry	$0	$0	$0	$0	$772,589	$767,806	$0	$772,589
Phyfer	$0	$0	$0	$0	$1,084,098	$1,076,956	$0	$1,084,098
Lee	$0	$0	$0	$0	$547,392	$544,105	$0	$547,392
Donoghue	$0	$0	$0	$0	$498,223	$495,009	$0	$498,223
Performance Share Awards
Fink	$0	$0	$0	$0	$8,331,796	$4,617,661	$0	$8,331,796
Barry	$0	$0	$0	$0	$1,478,390	$779,256	$0	$1,478,390
Phyfer	$0	$0	$0	$0	$2,328,628	$1,284,279	$0	$2,328,628
Lee	$0	$0	$0	$0	$985,687	$505,023	$0	$985,687
Donoghue	$0	$0	$0	$0	$1,046,904	$577,190	$0	$1,046,904
Total Potential Payments
Fink	$6,679,866	$0	$0	$6,679,866	$14,116,332	$9,101,792	$0	$22,861,131
Barry	$1,981,547	$0	$0	$1,981,547	$3,063,252	$1,714,335	$0	$5,060,314
Phyfer	$2,564,798	$0	$0	$2,564,798	$4,360,793	$2,514,302	$0	$6,985,524
Lee	$1,625,368	$0	$0	$1,625,368	$2,143,274	$1,109,323	$0	$3,760,431
Donoghue	$1,616,691	$0	$0	$1,616,691	$2,163,927	$1,140,999	$0	$3,769,515

(1)
This table assumes the specified termination events occurred on December 28, 2024. The value of the equity that would have vested or been settled in connection with a termination event or a change in control was determined by using the closing price of Company Stock on December 27, 2024 ($69.22 per share).
(2)
In connection with Ms. Phyfer’s separation from the Company, she will receive severance payments and benefits for a termination without cause under the terms of her Severance Agreement.
(3)
The amounts reported in this column assume that the executive remains on disability through the full vesting of the award.
(4)
The Health and Related Benefits listed under the “Death” column reflect the incremental value of life insurance benefits.
(5)
The amount reported in the “Disability” column reflect the value of unvested stock options that would have continued to vest according to the normal vesting schedule applicable to the award.

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

2024 Executive Compensation | 60

Termination of Employment and Change in Control Arrangements. To protect the Company’s interests in retaining its top talent, the Company has entered into a Severance Agreement with each NEO. Under the terms of the Severance Agreements, each NEO is entitled to severance benefits upon a qualifying termination of employment (i.e., termination by the Company without “cause” or by the NEO for “good reason,” each as defined in the applicable Severance Agreement). Benefits under the Severance Agreements consist of:

•
an amount equal to a multiple (2 years for Mr. Fink and 1.5 years for all other NEOs) of the NEO’s (1) base salary, (2) target annual cash incentive, plus (3) the amount that would have been required to be allocated to the NEO's account (assuming a maximum employee contribution) for the year immediately preceding the year in which the termination date occurred under the Company's 401(k) plan, including any profit sharing allocation and matching contributions under the applicable tax-qualified and non-qualified defined contributions plans;
•
an additional number of months (twenty-four (24) months in the case of Mr. Fink and eighteen (18) months in the case of all other NEOs) of coverage under health, life and accident plans to the extent allowed under the applicable plan;
•
any unpaid amounts awarded to the NEO as incentive compensation under the annual incentive plan for the year immediately preceding the year in which the termination date occurs; and
•
an amount equal to the annual cash incentive award the NEO would have received based upon actual Company (or applicable business) performance for the calendar year in which the termination date occurs, prorated for the NEO’s service during the year.

Under the terms of the Severance Agreements, the severance benefits described in the first bullet point above are payable to the NEO in regular installments for twenty-four (24) months in the case of Mr. Fink or eighteen (18) months in the case of the other NEOs. The Severance Agreements contain various restrictive covenants, including a one year non-solicitation provision, a non-disparagement provision, and a one year non-competition restriction. The severance benefits are also subject to the NEO's execution and non-revocation of a release of claims in favor of the Company.

The Severance Agreements contain provisions which provide for enhanced benefits in the event of a qualifying termination (i.e., termination by the Company without “cause” or by the NEO for “good reason”) following a change in control. The Severance Agreements contain “double triggers,” which means that there must be both a change in control of the Company and a qualifying termination of employment before any enhanced benefits are paid. In the event Mr. Fink is terminated within 2 years following a change in control, his multiple (and period during which he is entitled to receive life, health, and accident coverage) would increase from 2 years to 3 years. In the event of termination of any of the other NEOs within 2 years following a change in control, the multiple (and period during which the NEOs are entitled to receive life, health, and accident coverage) is increased from 1.5 years to 2 years. The Severance Agreements do not allow for excise tax gross ups on these amounts.

Treatment of Annual Incentive Plan Benefits. The Company's annual incentive plan applicable to NEOs provides that if a participant's employment terminates before the end of the applicable performance period as a result of death, disability, or retirement, the participant will be entitled to receive a pro-rated payout based on actual performance over the performance period.

Treatment of Equity Awards Following Termination of Employment (other than in the event of a Change in Control). If a NEO’s employment terminates with or without cause, all unvested PSAs, RSUs and stock options are forfeited. If a NEO dies, becomes disabled or retires, his or her outstanding equity awards vest or are paid as follows:

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

2024 Executive Compensation | 61

Treatment of Equity in the Event of Death, Disability or Retirement
Event	Performance Share Awards	Restricted Stock Units	Stock Options

Death	Shares paid at the end of the performance period based on actual Company performance.	Outstanding RSUs fully vest.	Unvested stock options fully vest.
Disability(1)	Shares paid at the end of the performance period based on actual Company performance.	Outstanding RSUs continue to vest according to the vesting schedule.	Unvested stock options continue to vest according to the vesting schedule.
Retirement(2)	Shares paid at the end of the performance period based on actual Company performance.	Outstanding RSUs fully vest.	Unvested stock options fully vest.

(1)
The executive must have one year of service from the grant date prior to the date of disability to be entitled to receive the disability treatment listed above.
(2)
The executive must be 55 years of age with 5 years of service and generally must also have one year of service from the grant date prior to the date of retirement to be entitled to receive the retirement treatment listed above. This provision is not generally applicable to retention awards or off-cycle awards granted in prior years.

Treatment of Equity Awards Following a Change in Control and Termination of Employment. In the event a NEO is terminated by the Company without cause or by the NEO for good reason within two (2) years of a change in control (or, in the case of the RSUs and PSAs, prior to the end of the restriction or performance period applicable to such award), his or her equity awards vest or are paid as follows:

Treatment of Equity In the Event of a Termination Following a Change In Control*
Award	Treatment
PSAs	Shares are paid assuming that target performance was achieved.
RSUs	Outstanding RSUs fully vest.
Stock Options	Unvested stock options fully vest.

* The Board has the ability to exercise its discretion to accelerate outstanding awards in the event of a change in control.

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

CEO Pay Ratio | 62

CEO Pay Ratio

The Securities and Exchange Commission (“SEC”) adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the annual total compensation of Mr. Fink, the Company’s CEO. To understand this disclosure, we think it is important to give context to our operations and recent changes in our employee base. Our corporate headquarters are located in Deerfield, Illinois. As of December 28, 2024, approximately 58% of our employees were involved in manufacturing our products at 14 manufacturing facilities and 34 distribution centers and warehouses worldwide. The majority of our manufacturing and assembly plants are located in rural areas while our corporate offices are generally located in urban areas. We strive to create a compensation program that is competitive in terms of both the position and the geographic location in which our employees are located. Accordingly, our pay structures vary amongst employees based on business unit, position and geographic location.

Identification of Median Employee

The CEO pay ratio disclosure rules require companies to identify a median employee only once every three years and to calculate total compensation for that median employee each year, provided that there has not been a significant change to the company’s employee population or employee compensation arrangements. We have determined that, since October 1, 2023 (the date used to identify the 2023 median employee), there have not been any changes in the Company’s employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our 2024 CEO pay ratio disclosure.

The originally-identified 2023 median employee is no longer an employee of the Company and, as permitted under the SEC executive compensation disclosure rules, we are electing to use another employee, whose 2023 compensation was substantially similar to the original median employee’s 2023 compensation based on the same compensation measure used to select the original median employee. Accordingly, we used October 1, 2023 as the date on which to determine our median employee. As of that date, the Company had approximately 11,570 employees (6,993 in the United States and 4,577 outside of the United States). For purposes of identifying the median employee, we used 2023 taxable year-to-date compensation and applied a de minimis exemption which allowed us to exclude non-US employees in countries that make up 5% or less of our employee population. The Company excluded 281 employees in South Africa and 29 employees in South Korea. After applying these exemptions, the Company used a total of 11,260 employees (6,993 in the United States and 4,267 outside of the United States) to identify the median employee.

Using this methodology, we determined that our median employee was a full-time, hourly employee working for our Moen business in a production role. We then determined the median employee’s 2024 annual total compensation by calculating the employee’s compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required pursuant to SEC executive compensation disclosure rules. Under these requirements, the median employee’s 2024 total compensation included base and overtime pay, bonus, matching contributions to the Company’s 401(k), a profit sharing contribution and a change in the year-over-year actuarial value of the employee’s pension benefit.

2024 CEO Pay Ratio

	Total Compensation	CEO Pay Ratio
Nicholas I. Fink	$11,812,129	212:1
Median Employee	$55,651

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Pay Versus Performance | 63

Pay versus Performance

PAY VERSUS PERFORMANCE
							Value of Initial Fixed $100 Investment Based on:
Year(1)	Summary Compensation Table Total for Fink ($)(2)	Summary Compensation Table Total for Klein ($)(2)	Compensation Actually Paid to Fink ($)(3)	Compensation Actually Paid to Klein($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Total Shareholder Return ($) (4)	Peer Group Total Shareholder Return ($)(5)	Net Income ($) (millions) (6)	EPS ($)(7)
2024	$11,812,129	N/A	$14,506,117	N/A	$2,787,124	$3,321,715	$132.51	$153.67	$471.9	$4.14
2023	$11,487,439	N/A	$17,521,908	N/A	$2,205,833	$3,014,265	$143.94	$159.19	$404.5	$3.91
2022	$9,599,997	N/A	($3,200,386)	N/A	$2,576,333	($427,618)	$106.43	$118.74	$686.7	$6.36
2021	$10,170,381	N/A	$15,780,518	N/A	$3,078,513	$4,880,126	$167.58	$154.73	$772.4	$5.74
2020	$9,615,974	$4,694,510	$15,223,407	$10,711,850	$3,354,840	$5,368,120	$132.96	$114.17	$553.1	$4.19

(1)
The Principal Executive Officer (“PEO”) and NEOs for the applicable years were as follows:

2024: Nicholas I. Fink served as the Company's PEO for the entirety of 2024. The Company's other NEOs were: David V. Barry, Cheri M. Phyfer, John D. Lee and Hiranda S. Donoghue,

2023: Nicholas I. Fink served as the Company's PEO for the entirety of 2023. The Company's other NEOs were: David V. Barry, Cheri M. Phyfer, Hiranda S. Donoghue, Sheri R. Grissom and Patrick D. Hallinan.

2022: Nicholas I. Fink served as the Company’s PEO for the entirety of 2022 and the Company’s other NEOs were: Patrick D. Hallinan, Cheri M. Phyfer, Sheri R. Grissom, Hiranda S. Donoghue, R. David Banyard, Jr. and Brett E. Finely.

2021: Nicholas I. Fink served as the Company’s PEO for the entirety of 2021, and the Company’s other NEOs were: Patrick D. Hallinan, R. David Banyard, Jr., Cheri M. Phyfer, Brett E. Finley and Robert K. Biggart.

2020: Christopher J. Klein served as the Company’s PEO until January 6, 2020 and Nicholas I. Fink served as the Company’s PEO from January 6, 2020. The Company’s other NEOs for 2020 were: Patrick D. Hallinan, R. David Banyard, Jr., Cheri M. Phyfer and Brett E. Finley.

(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Messrs. Fink and Klein and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s NEOs reported for the applicable year other than the PEOs for such years.
(3)
To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable years. A reconciliation of CAP Adjustments for Messrs. Fink and Klein and for the average of the other NEOs is set forth following the footnotes to this table.
(4)
Pursuant to SEC rules, the comparison assumes $100 was invested on December 31, 2019 in our Company Stock. Historic stock price performance is not necessarily indicative of future stock price performance.
(5)
The Company used the S&P 400 Consumer Durables and Apparels Index for its TSR Peer Group. This is the same peer group used for purposes of Company Stock price performance graph in its Annual Report to shareholders for the year ended December 28, 2024.
(6)
Net Income derived in accordance with GAAP for the years 2022, 2021 and 2020 includes Net Income derived from our discontinued operations of our former cabinets segment prior to the Separation. The impact of the Separation on Net Income is reflected beginning in 2023.
(7)
For 2024, the Compensation Committee determined that EPS continues to be viewed as a core driver of the Company’s performance and shareholder value creation and, accordingly, EPS was utilized as a component in the Annual Incentive Plan for the NEOs. EPS was calculated on a before charges/gains basis and represents net income derived in accordance with GAAP excluding net charges, adjusted to exclude the effects of foreign currency. EPS for the years 2022, 2021 and 2020 includes earnings per share derived from discontinued operations of our former cabinets segment prior to the Separation. The impact of the Separation on EPS is reflected beginning in 2023.

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Pay Versus Performance | 64

CAP ADJUSTMENTS
Year	Summary Compensation Table Total	(Minus) Aggregate Change in Actuarial Present Value of Accumulated Benefit under Defined Benefit and Actuarial Pension Plans ($)(a)	Plus Service Costs Under Defined Benefit and Actuarial Pension Plans ($)(b)	(Minus) Grant Date Fair Value of Stock Option and Stock Awards Granted in Fiscal Year ($)(c)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Option and Stock Awards Granted in Fiscal Year ($)(d)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Option and Stock Awards Granted in Prior Fiscal Years ($)(e)	Plus Fair Value at Vesting of Stock Option and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year ($)(f)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Option and Stock Awards Granted in Prior Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($)(g)	(Minus) Fair Value as of Prior Fiscal Year-End of Stock Option and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($)(h)	Plus Dollar Value of Dividends or Other Earnings Paid on Stock Awards in Fiscal Year and Prior to Vesting Date ($)(i)	Plus Changes in Fair Value to Reflect Excess Fair Value Resulting From Modifications to Stock Option and Stock Awards ($)(j)	Equals Compensation Actually Paid ($)(k)

Nicholas I. Fink
2024	$11,812,129	$—	$—	$8,500,009	$6,979,193	$4,165,397	$—	$49,407	$—	$—	$—	$14,506,117
2023	$11,487,439	$—	$—	$7,923,071	$10,110,614	$3,201,936	$—	$286,927	$—	$358,063	$—	$17,521,908
2022	$9,599,997	$—	$—	$7,149,968	$4,485,181	$(2,656,391)	$—	$(7,752,601)	$—	$273,395	$—	$(3,200,386)
2021	$10,170,381	$—	$—	$6,150,003	$6,425,887	$3,575,673	$—	$1,608,290	$—	$150,290	$—	$15,780,518
2020	$9,615,974	$—	$—	$6,524,966	$9,038,159	$2,854,850	$—	$435,205	$303,243	$107,428	$—	$15,223,407
Christopher J. Klein
2024	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2023	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2021	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2020	$4,694,510	$674,000	$—	$1,500,003	$—	$4,211,891	$1,862,267	$3,507,389	$1,516,215	$126,011	$—	$10,711,850
Other NEOs (Average)
2024	$2,787,124	$—	$—	$1,541,237	$1,265,480	$777,051	$—	$33,297	$—	$—	$—	$3,321,715
2023	$2,205,833	$—	$—	$1,104,268	$1,280,015	$318,312	$251,236	$61,662	$36,211	$37,686	$—	$3,014,265
2022	$2,576,333	$—	$—	$1,549,996	$878,223	$(696,306)	$96,699	$(1,853,880)	$—	$62,643	$58,667	$(427,618)
2021	$3,078,513	$—	$—	$1,639,989	$1,462,788	$1,031,620	$286,563	$616,027	$—	$44,604	$—	$4,880,126
2020	$3,354,840	$18,000	$—	$2,074,991	$2,824,874	$1,165,802	$—	$238,581	$168,986	$46,000	$—	$5,368,120

(a)
Represents the aggregate change in the actuarial present value of the NEOs’ accumulated benefit under all defined benefit and actuarial pension plans reported in the Summary Compensation Table for the indicated fiscal year.
(b)
Represents the sum of the actuarial present value of the NEOs’ benefits under all defined benefit and actuarial pension plans attributable to services rendered during the indicated fiscal year, plus the entire cost of benefits granted (or credit for benefits reduced) in a plan amendment (or initiation) during the indicated fiscal year that are attributed by the benefit formula to services rendered in prior fiscal years, in each case, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.
(c)
Represents the average aggregate grant date fair value of the option awards and stock awards granted to the reported NEOs during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.
(d)
Represents the average aggregate fair value as of the indicated fiscal year-end of the reported NEOs’ outstanding and unvested option awards and stock awards granted during such fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.
(e)
Represents the average aggregate change in fair value during the indicated fiscal year of the outstanding and unvested option awards and stock awards held by the reported NEOs as of the last day of the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
(f)
Represents the average aggregate fair value at vesting of the option awards and stock awards that were granted to the reported NEOs and vested during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.
(g)
Represents the average aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award held by the reported NEOs that was granted in a prior fiscal year and which vested during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.
(h)
Represents the average aggregate fair value as of the last day of the prior fiscal year of the reported NEOs’ option awards and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.
(i)
Represents the dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year. Beginning in 2024, dividend equivalents are not reported in this

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Pay Versus Performance | 65

column to the extent that such dividends or dividend equivalents are reflected in the fair value of such awards as of the applicable measurement date.
(j)
Represents the excess fair value, if any, of modified option awards and stock awards over the fair value of the original awards as of the modification. For 2022, reflects the incremental fair value associated with the modification of Mr. Finley's outstanding option awards to extend the post-termination exercise period.
(k)
Represents the average Total Compensation as reported in the Summary Compensation Table for the reported Named Executive Officers in the indicated fiscal year.

Relationship Between Pay and Performance

$20,000
$15,000
$10,000
$5,000
$0
($5,000)
$4.19
$5.74
$6.36
$3.91
$4.14
2020
2021
2022
2023
2024
CAP PEO (000s)
CAP Avg NEOs (000s)
EPS

$20,000
$15,000
$10,000
$5,000
$0
($5,000)
$772
$687
$553
$472
$405
2020
2021
2022
2023
2024
CAP PEO (000s)
CAP Avg NEOs (000s)
Net Income (000s)

$20,000
$15,000
$10,000
$5,000
$0
($5,000)
$180.00
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
$132.96
$167.58
$106.43
$143.94
$132.51
$114.17
$154.73
$118.74
$159.19
$153.67
2020
2021
2022
2023
2024
CAP PEO (000s)
CAP Avg NEOs (000s)
FBIN TSR
Peer Group TSR

The following is a list of financial performance measures, which we believe represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2024. Please see the CD&A for a further description of these metrics and how they are used in the Company’s executive compensation program, including the Annual Incentive Plan and 2024 PSAs.

•
EPS
•
OIMP
•
WCE
•
EBITDA Margin Percent
•
ROIC

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Polices and Practices Related to the Timing of Grants | 66

Policies and Practices Related to the Timing of Grants of Certain Equity Awards

The Compensation Committee and senior management monitor the Company’s equity grant practices to evaluate whether such policies comply with governing regulations and are consistent with good corporate practices. When making regular annual equity grants, the Compensation Committee’s practice is to approve them at its meeting in February of each year as part of the annual compensation review and after results for the preceding fiscal year become available. Because the Compensation Committee’s regular meeting schedule is determined in the prior fiscal year, the proximity of any awards to other significant corporate events is coincidental. In addition, the Compensation Committee may make grants at any time during the year it deems appropriate, including with respect to new hires, promotions or role transitions. We attempt to make equity awards during periods when we do not have material non-public information (“MNPI”) that could impact our stock price and we do not time the release of MNPI based on equity grant dates.

The Compensation Committee has established a pool of shares from which the Chief Executive Officer is authorized to make discretionary equity awards to any employee of the Company, other than “covered employees,” officers, directors of other persons subject to Section 16 of the Exchange Act. The Company's practice is to make such awards on a quarterly basis approximately two weeks following the Company's quarterly earnings announcement.

During 2024, the annual stock option grant was made to our NEOs during the period beginning four business days before the filing or furnishing of a periodic report or current report and ending one business day after the filing or furnishing of any such report with the SEC, as set forth below:

Name	Grant Date (1)	Number of Securities Underlying the Award	Exercise Price of the Award ($/Sh)	Grant Date Fair Value of the Award

Percentage Change in the Closing Market Price of the Securities Underlying the Award Between the Trading Day Ending Immediately Prior to the Disclosure of Material Nonpublic Information and the Trading Day Beginning Immediately Following the Disclosure of Material Nonpublic Information

Nicholas I. Fink	2/26/2024	81,324	$79.83	$2,124,996	1.3%
David V. Barry	2/26/2024	15,308	$79.83	$399,998	1.3%
Cheri M. Phyfer	2/26/2024	22,866	$79.83	$597,489	1.3%
John D. Lee	2/26/2024	10,524	$79.83	$274,992	1.3%
Hiranda S. Donoghue	2/26/2024	10,285	$79.83	$268,747	1.3%

(1) The Company’s Annual Report on Form 10-K for the period ended December 31, 2023 was filed on February 27, 2024, with the Company’s press release announcing the Company’s financial results for the same period released on January 30, 2024.

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Equity Compensation Plan Information| 67

Equity Compensation Plan Information

EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (1)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (2)
Equity compensation plans approved by security holders	3,639,773	$62.11	3,662,253
Equity compensation plans not approved by security holders	0	n/a	0
Total	3,639,773	$62.11	3,662,253
(1)
As of December 28, 2024, the number of securities includes 2,112,256 shares to be issued upon the exercise of outstanding stock options, 942,629 shares to be issued upon the payment of performance shares (assuming maximum performance) and 584,888 shares to be issued upon the vesting of restricted stock unit awards.
(2)
Shares available for issuance under the Company’s Long-Term Incentive Plan, which allows for grants of stock options, performance stock awards, restricted stock awards and other stock-based awards.

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Audit Committee Matters | 68

Audit Committee Matters

Report of the Audit Committee

The Audit Committee is composed of five directors who are “independent” as defined under the New York Stock Exchange Listed Company Manual and Rule 10A-3 of the Exchange Act. The Audit Committee has a written charter that has been approved by the Board. A copy of the Audit Committee charter is available on the Company’s website at https://ir.fbin.com/committees-and-charters.

The Audit Committee is responsible for the selection, retention, compensation and oversight of the Company’s independent registered public accounting firm. The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for 2025.

The Audit Committee annually evaluates the independent registered public accounting firm’s qualifications, performance and independence when assessing whether or not to continue to retain or change accounting firms. Factors such as independence, industry knowledge, communication and fees are considered. A performance survey is completed by the Company at the end of each year to evaluate performance of the independent registered public accounting firm in multiple areas including quality of services, sufficiency of audit firm resources, communication and interaction as well as independence, objectivity and professional skepticism. Results are shared with the Audit Committee. Additionally, the independent registered public accounting firm presents to the Audit Committee at the beginning of each year a commitment letter outlining specific areas of focus for continued high quality client service. At the end of each year the independent registered public accounting firm presents a self-assessment against those commitments which is reviewed and discussed during the Audit Committee meeting.

During 2024, the Company and the Audit Committee managed the routine transition of the independent public accounting firm’s lead partner auditing the Company, who is limited by SEC rules to no more than five consecutive years in that role before the position must be rotated. A transition process was developed a year in advance of this transition, which took effect in March 2024. The transition process was executed to mutual satisfaction of the Audit Committee, the independent public accounting firm and the Company.

Management has the responsibility for the Company’s financial statements and overall financial reporting process, including the Company’s systems of internal controls. The independent registered public accounting firm has the responsibility to conduct an independent audit in accordance with generally accepted auditing standards and to issue an opinion on the accuracy of the Company’s financial statements and the effectiveness of the Company’s internal controls. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed the audited financial statements and the Company’s quarterly and annual reports to the SEC with management and the independent registered public accounting firm. Management has confirmed to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has met with the independent registered public accounting firm and discussed the matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The independent registered public accounting firm has provided an unqualified opinion regarding the Company’s financial statements for the year ended December 28, 2024.

The Company’s independent registered public accounting firm has also provided the Audit Committee with the written disclosures and letter required by the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm that firm’s independence. The Audit

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Audit Committee Matters | 69

Committee has also reviewed non-audit services provided by the independent registered public accounting firm and has considered the compatibility of these services with maintaining the auditor’s independence.

Based upon the review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024 for filing with the SEC.

Audit Committee
Amit Banati, Chair
Amee Chande
Irial Finan
Jeffery S. Perry
Stephanie L. Pugliese

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Audit Committee Matters | 70

Fees of Independent Registered Public Accounting Firm

PwC served as the Company’s independent registered public accounting firm during the year ended December 28, 2024. All PwC services were approved in advance by the Audit Committee. The aggregate fees billed by PwC during 2024 and 2023 are set forth in the table below:

Type of Fee	Year Ended December 28, 2024	Year Ended December 30, 2023

Audit Fees(1)	$6,016,000	$5,645,000
Audit-Related Fees	$-	$-
Tax Fees(2)	$545,000	$375,000
All Other Fees(3)	$3,000	$3,000

(1)
For both 2024 and 2023, “Audit Fees” represent the aggregate fees for audit services performed by PwC in connection with the audit of the Company’s annual financial statements in its SEC Form 10-K filing and the review of the Company’s quarterly financial information included in its Form 10-Q filings and for audit services performed over statutory reporting, and comfort letters. For 2024, fees included purchase accounting services relating to the acquisition of Springwell. For 2023, fees included purchase accounting services relating to the acquisition of the Emtek and Yale businesses.
(2)
For both 2024 and 2023, “Tax Fees” included fees related to tax compliance, domestic and international tax consulting, customs and transfer pricing services.
(3)
For both 2024 and 2023, fees for advisory services related to licensing an accounting research tool are included.

Approval of Audit and Non-Audit Services

The Audit Committee has adopted policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee annually reviews the audit and non-audit services to be performed by the independent registered public accounting firm during the upcoming year. The Audit Committee considers, among other things, whether the provision of specific non-audit services is permissible under existing law and whether it is consistent with maintaining the auditor’s independence. The Audit Committee then approves the audit services and any permissible non-audit services it deems appropriate for the upcoming year. The Audit Committee’s pre-approval of non-audit services is specific as to the services to be provided and includes pre-set spending limits. The provision of any additional non-audit services during the year, or the provision of services in excess of pre-set spending limits, must be pre-approved by either the Audit Committee or the Chair of the Audit Committee, who has been delegated authority to pre-approve such services on behalf of the Audit Committee. Any pre-approvals granted by the Chair of the Audit Committee must be reported to the full Audit Committee at its next regularly scheduled meeting. All of the fees described above under audit fees, audit-related fees, tax fees and all other fees for 2024 were pre-approved by the Audit Committee pursuant to its pre-approval policies and procedures.

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm | 71

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

After evaluating PwC’s prior year performance, the Audit Committee appointed PwC as our independent registered public accounting firm for the year ending December 27, 2025. The Committee has retained PwC as the Company’s independent registered public accounting firm since 2011 and believes that the continued retention of PwC is in the best interest of the Company and its shareholders. Therefore, the Audit Committee and the Board recommend that you ratify this appointment.

A representative of PwC will attend the Annual Meeting to make a statement if he or she desires and respond to appropriate questions that may be asked by shareholders. In the event the shareholders fail to ratify the appointment of PwC, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of PwC. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change should be made.

The Board of Directors recommends that you vote FOR Proposal 2.

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation | 72

Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation

As required pursuant to Section 14A of the Exchange Act, the Company is providing shareholders with a vote to approve the compensation of the named executive officers as disclosed in this Proxy Statement, on an advisory, non-binding basis, which is commonly referred to as a “Say on Pay” vote. The Board has decided the advisory vote on executive compensation will be held on an annual basis until the next non-binding shareholder vote on the frequency of the advisory vote, which will occur at the 2030 Annual Meeting of Shareholders. Because your vote is advisory, it will not be binding on the Board. However, the Board and the Compensation Committee will review the results of the vote and consider the results when making future decisions regarding executive compensation.

The Company’s compensation programs and practices are designed to pay for performance and align management’s interests with those of the Company’s shareholders while attracting, motivating and retaining superior talent to lead our Company. Our executive compensation programs are designed to reward executives for the achievement of both short-term and long-term strategic and operational goals, as well as the creation of shareholder value. To accomplish this, the Compensation Committee has designed an executive compensation program that:

The Company asks that you indicate your approval of the compensation paid to our named executive officers, as described in this Proxy Statement under the headings “Compensation Discussion and Analysis” and “Executive Compensation,” which includes the compensation tables and narratives. For the reasons discussed above, the Board intends to introduce the following resolution at the Annual Meeting:

“RESOLVED, that the compensation of the named executive officers of the Company, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting under the headings “Compensation Discussion and Analysis” and “Executive Compensation,” including the compensation tables and their accompanying narrative discussion, is approved.”

The Board of Directors recommends that you vote FOR Proposal 3.

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Proposal 4 – Shareholder Proposal | 73

Proposal 4 – Shareholder Proposal to Eliminate Supermajority Voting Requirements

Mr. John Chevedden has advised the Company that he intends to present the following shareholder proposal at the Annual Meeting. The address and stock ownership information for Mr. Chevedden is available upon request to the Secretary of the Company.

The text of the shareholder proposal and supporting statement appear exactly as received by the Company. All statements contained in the shareholder proposal and supporting statement are the sole responsibility of the proponent and, as a result, the Company is not responsible for any inaccuracies the proposal or statement may contain. The shareholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the proponent.

Proposal 4 - Simple Majority Vote

Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws(that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This includes making the necessary changes in plain English.

Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to "What Matters in Corporate Governance" by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy and Macy's. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice. This proposal topic also received overwhelming 98%-support each at the 2023 annual meetings of American Airlines (AAL) and The Carlyle Group (CG).

The overwhelming shareholder support for this proposal topic at hundreds of major companies raises the question of why Fortune Brands had not initiated this proposal topic on its own.

The overwhelming shareholder support for this proposal topic at hundreds of major companies also raises the question of why Fortune Brands prevented shareholders from voting on this important proposal topic at the 2024 annual meeting based on a minor technicality. Fortune Brands spent lavishly with a $2 billion law firm to prevent Fortune Brands shareholders from voting on this proposal at the 2024 annual meeting based on a minor technicality that was easily curable.

Please vote yes:

Simple Majority Vote - Proposal 4

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Proposal 4 - Shareholder Proposal | 74

Board of Directors’ Statement on Proposal 4

The Board has considered the above proposal and has decided neither to oppose nor support it at this time. Although we disagree with some of the opinions in the proposal’s supporting statement, the Board understands that there are valid arguments for and against removing our supermajority voting provisions. The Board is interested in the viewpoints of the Company’s shareholders and will evaluate the voting results on the proposal, together with additional shareholder input received in the course of our regular shareholder engagement program, in determining what actions it will take.

Shareholders should note that this proposal is advisory in nature only and approval of this proposal would not, by itself, implement a majority voting standard as described in the proposal. To implement majority voting, the Board and shareholders would need to take subsequent action to amend our Certificate of Incorporation and our Bylaws.

The Board of Directors makes no recommendation on Proposal 4 - Shareholder Proposal to Eliminate Supermajority Voting Requirements

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Certain Information Regarding Security Holdings | 75

Certain Information Regarding Security Holdings

We have listed below, as of March 17, 2025 (except as otherwise indicated), the beneficial ownership of Company Stock by (a) each currently-serving director, (b) the named executive officers, (c) currently-serving directors and executive officers of the Company as a group, and (d) each person known by us to be the beneficial owner of more than five percent of our outstanding Company Stock. The table is based on information we received from the directors and executive officers, the Trustee of our defined contribution plan and filings made with the SEC.

Name	Amount and Nature of Beneficial Ownership(1)	Percentage of Class

BlackRock, Inc. (2)	13,468,284	11.1%
The Vanguard Group (3)	12,387,513	10.2%
Select Equity Group (4)	8,559,466	7.0%
Harris Associates LP (5)	6,292,703	5.1%
Amit Banati	7,978	*
David V. Barry (6)	46,694	*
Amee Chande	4,637	*
Hiranda S. Donoghue	33,708	*
Irial Finan (7)	17,275	*
Nicholas I. Fink (8)	788,544	*
Ann F. Hackett (9)	34,815	*
Susan S. Kilsby	20,261	*
John D. Lee	96,718
A. D. David Mackay	22,393	*
Jeffery S. Perry	5,781	*
Stephanie Pugliese	5,107	*
Cheri M. Phyfer	149,169	*
Directors and executive officers as a group (16 persons) (10)	1,246,366	1.0%
* Less than 1%

(1)
Includes the following number of shares with respect to which the NEOs have the right to acquire beneficial ownership within 60 days after March 17, 2025:

Named Executive Officer	Number of Shares
David V. Barry	34,287
Hiranda S. Donoghue	21,438
Nicholas I. Fink	548,247
John D. Lee	64,377
Cheri M. Phyfer	99,731

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Certain Information Regarding Security Holdings | 76

(2)
In a report filed by BlackRock, Inc. (“BlackRock”) on Schedule 13G/A filed on November 8, 2024, BlackRock disclosed that as of September 30, 2024, it and its subsidiaries had sole voting power over 12,794,007 shares, shared voting power over no shares, sole dispositive power over 13,468,284 shares, and shared dispositive power over no shares. The principal business address of BlackRock, Inc., is 50 Hudson Yards, New York, New York, 10001.
(3)
In a report filed by The Vanguard Group (“Vanguard”) on Schedule 13G/A filed on February 13, 2024, Vanguard disclosed that as of December 29, 2023, it and its wholly owned subsidiaries specified therein had sole voting power over no shares, shared voting power over 81,835 shares, sole dispositive power over 12,105,451 shares, and shared dispositive power over 282,062 shares. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(4)
In a report filed by Select Equity Group, L.P. ( “Select”) on Schedule 13G filed on November 14, 2024, Select disclosed that as of September 30, 2024, it had sole voting power over no shares, shared voting power over 8,559,466 shares, sole dispositive power over no shares, and shared dispositive power over 8,559,466 shares. George S. Loening is the majority owner of Select LP and managing member of its general partner. The principal business address of Select is 380 Lafayette Street, 6th Floor, New York, New York 10003.
(5)
In a report filed by Harris Associates L.P. and Harris Associates, Inc. (collectively, “Harris”) on Schedule 13G filed on February 14, 2025, Harris disclosed that as of December 31, 2024, it had sole voting power over 6,018,793 shares, shared voting power over no shares, sole dispositive power over 6,292,703 shares, and shared dispositive power over no shares. The principal business address of Harris is 111 South Wacker Drive Suite 4600, Chicago, IL 60606.
(6)
Includes 2,512 shares held through the Company's retirement savings plan.
(7)
Includes 8,638 shares which Mr. Finan has deferred until the January following the year in which he ceases to be a member of the Board pursuant to the Non-Employee Director Compensation Plan.
(8)
Includes 11,671 shares held by trusts for the benefit of Mr. Fink’s heirs for which Mr. Fink has a pecuniary interest and 108,965 shares held by grantor in retained annuity trusts.
(9)
Includes 34,815 shares which Ms. Hackett has deferred until the January following the year in which she ceases to be a member of the Board pursuant to the Non-Employee Director Deferred Compensation Plan.
(10)
The table includes 795,298 shares of which our directors and executive officers as of March 17, 2025, as a group, had the right to acquire beneficial ownership within 60 days after March 17, 2025. Inclusion of such shares does not constitute an admission by any director or executive officer that such person is the beneficial owner of such shares.

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Frequently Asked Questions | 77

Frequently Asked Questions

Why did I receive these materials?

This Proxy Statement describes the matters on which you, as a shareholder, are entitled to vote on at the Company’s Annual Meeting and gives you the information that you need to make an informed decision on these matters.

Why did I receive a “Notice of Internet Availability of Proxy Materials” instead of printed proxy materials?

Companies are permitted to provide shareholders with access to proxy materials over the Internet instead of mailing a printed copy. Unless we were instructed otherwise, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders. The Notice contains instructions on how to access the proxy materials on the Internet, how to vote and how to request a printed set of proxy materials. This approach reduces the environmental impact and our costs of printing and distributing the proxy materials, while providing a convenient method of accessing the materials and voting.

Can I get electronic access to the proxy materials?

Beneficial shareholders are asked to consider signing up for electronic delivery ("e-delivery") of the proxy materials. E-delivery is a convenient way to make distribution of meeting materials more efficient, cost effective and is an environmentally responsible alternative because it eliminates the use of printed paper. Go to www.proxyvote.com and login with your control number. After voting on the proposals to be presented at the Annual Meeting, you will be able to opt-in for future electronic delivery of proxy materials. Having registered for e-delivery, you will receive future Annual Meeting materials by email and will be able to vote on your electronic device by simply following a link provided in the email with your proxy materials, if your bank or broker supports this service. Your election to receive proxy materials by email will remain in effect until you terminate it or for as long as the email address provided by you is valid. Shareholders of record who wish to participate in e-delivery can enroll at http://enroll.icsdelivery.com/fbin.

If you already received printed proxy materials, you can also access them online at www.proxyvote.com before voting your shares. The Company’s proxy materials are also available on our website at

https://ir.fbin.com/annual-reports-and-proxies.

What is the difference between being a shareholder of record and a beneficial owner?

If your shares are registered directly in your name with EQ Shareholder Services, the Company’s transfer agent, you are the “shareholder of record.” If your shares are held in an account by a bank, broker or other nominee, you hold your shares in “street name” and are a “beneficial owner” of those shares. The majority of shareholders are beneficial owners. For such shares, a bank, broker or other nominee is considered the shareholder of record for purposes of voting at the Annual Meeting. Beneficial owners have the right to direct their bank, broker or other nominee on how to vote the shares held in their account by using the voting instructions provided by the bank, broker or other nominee.

Who is entitled to vote?

Only shareholders who owned Company Stock of record at the close of business on March 17, 2025 (the “record date”) are entitled to vote. Each holder of Company Stock is entitled to one vote per share. There were 121,228,859 shares of Company Stock outstanding on the record date.

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Frequently Asked Questions | 78

Who can attend the Annual Meeting?

Only shareholders who owned Company Stock as of the close of business on the record date, or their authorized representatives, may attend the Annual Meeting. At the entrance to the meeting, shareholders will be asked to present valid photo identification to determine stock ownership on the record date. If you are acting as a proxy, you will need to submit a valid written legal proxy signed by the owner of the Company Stock. You must bring such evidence with you to be admitted to the Annual Meeting.

Shareholders who own their shares in “street name” will be required to submit proof of ownership at the entrance to the meeting. Either your voting instruction card or brokerage statement reflecting your stock ownership as of the record date may be used as proof of ownership.

If it is determined that it is advisable or required, the Company may hold a virtual-only annual meeting via live webcast. If this step is taken, the Company will announce the decision to do so in advance and details on how to participate will be posted on the Company’s website and filed with the SEC as additional proxy materials.

How do I vote?

If you received a Notice in the mail, you can either vote by (i) Internet (www.proxyvote.com) or (ii) in person at the Annual Meeting. Voting instructions are provided on the Notice. You may also request to receive printed proxy materials in the mail.

Shareholders who received printed proxy materials in the mail can vote by (i) filling out the proxy card and returning it in the postage paid return envelope, (ii) telephone (800-690-6903), (iii) Internet (www.proxyvote.com), or (iv) in person at the Annual Meeting. Voting instructions are provided on the proxy card or instruction card, as applicable.

Shareholders who received proxy materials electronically can vote by (i) Internet (www.proxyvote.com), (ii) telephone (800-690-6903), or (iii) in person at the Annual Meeting. The cut off for voting by Internet or telephone is 11:59 p.m. (Eastern) on the day before the Annual Meeting.

If you are a beneficial owner of our shares, you must vote by giving instructions to your bank, broker or other nominee or you may vote electronically during the Annual Meeting. You should follow the voting instructions on the form that you receive from your bank, broker or other nominee, which will include details on available voting methods.. A shareholder has the right to appoint a person or entity (who need not be a shareholder) to attend and act for them on their behalf at the meeting other than the persons named in the enclosed instrument of Proxy. To be able to vote in person at the Annual Meeting, you must obtain a legal proxy from your bank, broker or other nominee in advance and present it to the Inspector of Election with your completed ballot at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described above and in the proxy materials distributed to you in connection with the Annual Meeting.

Shareholders may be contacted by Kingsdale Advisors to assist in conveniently voting their Company Stock directly by telephone. Fortune Brands may also utilize the Broadridge QuickVote™ service to assist such shareholders with voting of their Company Stock. Shareholders may contact Kingsdale Advisors, the Company's strategic advisor and proxy solicitor, by telephone at 1-855-682-2023 (toll free in North America) or 1-646-491-9094 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com.

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Frequently Asked Questions | 79

How will my proxy be voted?

Your proxy card, when properly signed and returned to us, or processed by telephone or via the Internet, and not revoked, will be voted in accordance with your instructions. If any matter is properly presented other than the four proposals described above, the persons named in the enclosed proxy card or, if applicable, their substitutes, will have discretion to vote your shares in their best judgment.

What if I don’t mark the boxes on my proxy or voting instruction card?

Unless you give other instructions on your proxy card or your voting instruction card, or unless you give other instructions when you cast your vote by telephone or the Internet, the persons named in the enclosed proxy card will vote your shares in accordance with the recommendations of the Board, which are FOR the election of each director named in Proposal 1, FOR Proposals 2 and 3. If you do not provide voting instructions on Proposal 4, your shares will not be voted.

If you are a beneficial owner and you have not provided voting instructions, your bank, broker or other nominee is only permitted to use its discretion to vote your shares on certain routine matters (only Proposal 2 qualifies as a routine matter for this purpose). If you have not provided voting instructions to your bank, broker or other nominee on non-routine matters (Proposals 1, 3 and 4), your bank, broker or other nominee is not permitted to use its discretion to vote your shares. Therefore, we urge you to give voting instructions to your bank, broker or other nominee on all four proposals. Shares that are not permitted to be voted by your bank, broker or other nominee with respect to any matter are called “broker non-votes.” Broker non-votes are not considered votes for or against a proposal and will have no direct impact on the voting results, but will be counted for the purposes of establishing a quorum at the Annual Meeting.

How many votes are needed to approve a proposal?

The nominees for director in non-contested elections must receive a majority of the votes cast at the Annual Meeting, in person or by proxy, to be elected. A proxy card marked to abstain on the election of a director and any broker non-votes will not be counted as a vote cast with respect to that director.

Under the Company’s majority vote Bylaw provision relating to the election of directors, if the number of votes cast “for” a director nominee does not exceed the number of votes cast “against” the director nominee, then the director must tender his or her resignation from the Board promptly after the certification of the shareholder vote. The Board (excluding the nominee in question) will decide within 90 days of that certification, through a process managed by the NESG Committee, whether to accept the resignation. The Board’s explanation of its decision will be promptly disclosed in a filing with the SEC.

The affirmative vote of shares representing a majority in voting power of the Company Stock, present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is necessary for the approval of Proposals 2, 3 and 4.

Proxy cards marked to abstain on Proposals 2, 3 and 4 will have the effect of a negative vote. Broker non-votes are not applicable to Proposal 2 because your bank, broker or other nominee will be permitted to use discretion to vote your shares on this proposal. Broker non-votes will have no impact on Proposals 1, 3 and 4.

How can I revoke my proxy or change my vote?

You may revoke your proxy by giving written notice to the Secretary of the Company or by delivering a later dated proxy at any time before it is actually voted. If you voted on the Internet or by telephone, you may change your vote by voting

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Frequently Asked Questions | 80

again. Your last vote is the vote that will be counted. Attendance at the Annual Meeting does not revoke your proxy unless you vote at the Annual Meeting.

Will my vote be public?

As a matter of policy, proxies, ballots and tabulations that identify individual shareholders are not publicly disclosed but are available to the independent Inspector of Election and certain employees of the Company.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting power of the issued and outstanding shares of Company Stock entitled to vote at the Annual Meeting, will constitute a quorum. Proxies received but marked as abstentions or without any voting instructions will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

Who is soliciting my proxy?

Our Board is soliciting your proxy. The Company will bear the expense of soliciting proxies for this Annual Meeting, including mailing costs. To ensure that there is sufficient representation at the Annual Meeting, our employees may solicit proxies by telephone, facsimile or in person. The Company has retained Kingsdale Advisors as its strategic shareholder advisor and proxy solicitation agent to assist the Company in soliciting proxies. The Company estimates the fees for Kingsdale Advisors associated with this year's proxy solicitation will be $45,000, plus related reasonable out-of-pocket expenses.

Who can I contact if I have any questions or if I require assistance voting?

Shareholders may contact Kingsdale Advisors, the Company's strategic advisor and proxy solicitor, by telephone at 1-855-682-2023 (toll free in North America) or 1-646-491-9094 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com.

How do I vote if I own Company Stock through my participation in the Company's 401(k) Plans or the employee stock purchase plan?

Participants who invest in the Fortune Brands Stock Fund through the Fortune Brands Innovations Retirement Savings Plan or the Fortune Brands Innovations Hourly Employee Retirement Savings Plan (collectively, the “401(k) Plans”) were mailed a Notice. The Trustee of the 401(k) Plans, as record holder of Company Stock, will vote whole shares attributable to your interest in the Fortune Brands Stock Fund in accordance with your directions. Follow the voting instructions provided in the Notice to allow the Trustee to vote the whole shares attributable to your interest in accordance with your instructions. If the Trustee does not receive timely voting instructions with respect to the voting of your shares held in the Fortune Brands Stock Fund, the Trustee will vote such shares in the same manner and in the same proportion as the shares for which the Trustee did receive voting instructions. The Trustee must receive your voting instructions by 11:59 p.m. (EDT) on May 11, 2025 in order to timely vote your interests in accordance with your directions.

If you own shares through participation in the Company's Employee Stock Purchase Plan, you must vote by giving instructions to the broker that administers the plan by 11:59 p.m. (EDT) on May 11, 2025 and by following the voting instructions on the form that you receive from the broker.

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Frequently Asked Questions | 81

How can I eliminate multiple mailings to the same address?

If you and other residents at your mailing address are registered shareholders and you receive more than one copy of the Notice, but you wish to eliminate the duplicate mailings, you must submit a written request to the Company’s transfer agent, EQ Shareowner Services. To request the elimination of duplicate copies, please write to EQ Shareowner Services, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota 55120.

If you and other residents at your mailing address own shares in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one Notice or one set of proxy materials for each company in which you hold stock through that broker, bank or other nominee. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you did not respond, the bank, broker or other nominee will assume that you have consented and will send only one copy of the Notice to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of the Notice or proxy materials, or if you wish to receive individual copies of such documents for future meetings, we will send an individual copy to you if you call Shareholder Services at (847) 484-4444, or write to the Secretary of Fortune Brands Innovations, Inc., 520 Lake Cook Road, Deerfield, Illinois 60015.

How can I submit a shareholder proposal or nomination next year?

Our Bylaws provide that in order for a shareholder to (i) nominate a candidate for election to our Board at the 2026 Annual Meeting of Shareholders, other than pursuant to our proxy access bylaw (discussed below), or (ii) propose business for consideration at the 2026 Annual Meeting of Shareholders, written notice containing the information required by the Bylaws must be delivered to the Secretary of the Company no less than 90 days nor more than 120 days before the anniversary of the prior year’s Annual Meeting, that is, after January 14, 2026 but no later than February 13, 2026 for the 2026 Annual Meeting.

To nominate a director candidate to be included in our proxy materials for the 2026 Annual Meeting of Shareholders pursuant to our proxy access bylaw, written notice containing the information required by the Bylaws must be delivered to the Secretary of the Company no less than 120 days nor more than 150 days before the anniversary of the date the definitive proxy statement was first made available to shareholders in connection with the prior year’s Annual Meeting, that is, after November 1, 2025 but no later than December 1, 2025 for the 2026 Annual Meeting.

In addition to satisfying the foregoing requirements under the Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than management’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 16, 2026.

Under SEC rules, if a shareholder wishes to submit a proposal for possible inclusion in the Company’s 2026 proxy statement pursuant to Rule 14a-8 of the Exchange Act, we must receive it on or before December 1, 2025.

Incorporation by Reference

This Proxy Statement includes website addresses and references to additional materials, such as our ESG report and other ESG resources found on our website. The website and the materials and resources made available through our website are not incorporated by reference into this Proxy Statement or in any other SEC filing we make under the Exchange Act.

FORTUNE BRANDS INNOVATIONS • 2025 PROXY STATEMENT

Appendix A | A-1

Appendix A

RECONCILIATIONS OF GAAP OPERATING INCOME TO OPERATING INCOME BEFORE CHARGES/GAINS

(In millions)

(Unaudited)

Fifty-Two Weeks Ended December 28, 2024

TOTAL COMPANY
Operating income (GAAP)	$737.9
Restructuring charges	16.2
Other charges (gains)
Cost of product sold	25.0
Selling, general and administrative expenses	0.8
ASSA transaction expenses (d)	0.4
Amoritization of inventory step-up (f)	0.3
Operating income before charges/gains (a)	$780.6

(a) (d) (f) For definitions of Non-GAAP measures, see Definitions of Terms below

RECONCILIATION OF DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS BEFORE CHARGES/GAINS

For the fifty-two weeks ended December 28, 2024, the diluted Earnings Per Share before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $16.2 million ($12.3 million after tax or $0.1 per diluted share) of restructuring charges, $25.8 million ($20.1 million after tax or $0.16 per diluted share) of other charges/gains and $18.6 million ($14.2 million after tax or $0.11 per diluted share) of defined benefit plan actuarial losses.

Fifty-Two Weeks Ended December 28, 2024

Earnings Per Common Share - Diluted
Diluted EPS from continuing operations (GAAP)	$3.75
Restructuring and other charges	0.10
Other charges/(gains)	0.16
Defined benefit plan actuarial losses	0.11
Diluted EPS from continuing operations before charges/gains (b)	$4.12

(b) For definitions of Non-GAAP measures, see Definitions of Terms below

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Appendix A | A-2

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

Fifty-Two Weeks Ended December 28, 2024

Cash flow from operations (GAAP)	$667.8
Less:
Capital expenditures	$193.3
Free cash flow (e)	$474.5

CASH CONVERSION RATIO	Fifty-Two Weeks Ended December 28, 2024
Free cash flow (e)	$474.5
Net Income	$471.4
Cash conversion ratio (g)	101%

(e) (g) For definitions of Non-GAAP measures, see Definitions of Terms below

OPERATING MARGIN TO BEFORE CHARGES/GAINS OPERATING

(Unaudited)

Fifty-Two Weeks Ended December 28, 2024

TOTAL COMPANY
Operating Margin	16%
Restructuring charges	0.4%
Other charges/(gains)
Cost of products sold	0.5%
Operating margin before charges/gains (c)	16.9%

(c) For definitions of Non-GAAP measures, see Definitions of Terms below

Definitions of Terms: Non-GAAP Measures

(a) Operating income (loss) before charges/gains is calculated as operating income derived in accordance with U.S. generally accepted accounting principles ("GAAP"), excluding restructuring and other charges/gains. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Diluted earnings per share from continuing operations before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding restructuring and other charges/gains. This measure is not in accordance with GAAP. Management uses this measure to evaluate the Company's overall performance and believes it provides investors with helpful supplemental information about the Company's underlying performance from period to period. However, this measure may not be consistent with similar measures presented by other companies.

(c) Operating margin is calculated as the operating income in accordance with GAAP, divided by the GAAP net sales. The operating margin before charges/gains is calculated as the operating income, excluding restructuring and other charges/gains, divided by the GAAP net sales. The operating margin before charges/gains is not a measure derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Appendix A | A-3

business segments. Management believes that this measure provides investors with helpful supplemental information about the Company's underlying performance from period to period. However, this measure may not be consistent with similar measures presented by other companies.

(d) At Corporate, other charges also include expenditures of $0.4 million in the fifty-two weeks ended December 28, 2024 for external banking, legal, accounting, and other similar services directly related to our ASSA transaction.

(e) Free cash flow is cash flow from operations calculated in accordance with GAAP less capital expenditures. Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

(f) For the fifty-two weeks ended December 28, 2024, the amortization of inventory step-up associated with the acquisition of the ASSA business was $0.3 million for the Water segment.

(g) Cash conversion ratio is free cash flow divided by net income calculated in accordance with GAAP. Cash conversion ratio is a measure not derived in accordance with GAAP. Management believes that cash conversion ratio provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures by other companies.

Use of Non-GAAP Financial Information in Connection with Incentive Compensation

The Company utilizes measures not derived in accordance with GAAP, such as Earnings Per Share (EPS) before charges/gains, Operating Income Margin Percent (OIMP) before charges/gains, Working Capital Efficiency (WCE), Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) Margin Percent before charges/gains and Return on Invested Capital before charges/gain, when determining performance results in connection with the incentive compensation programs as described in the Compensation Discussion and Analysis (“CD&A”).

For purposes of calculating the 2024 Annual Incentive Award payout, EPS, OIMP and WCE results as set forth in the CD&A were calculated on a before charges/gains basis. OIMP is Operating Income divided by Net Sales. WCE is the 13-month rolling average of Net Working Capital (Accounts Receivable and Inventory less Accounts Payable) divided by 12-month cumulative Net Sales.

These figures may be different from those used by management when providing guidance or discussing Company results. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS INNOVATIONS • 2024 PROXY STATEMENT

Fortune Brands innovations FORTUNE BRANDS INNOVATIONS, INC. ATTN: CORPORATE SECRETARY 520 LAKE COOK ROAD DEERFIELD, IL 60015-5611 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date or the cut-off date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date or the cut-off date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V62102-P25737 FORTUNE BRANDS INNOVATIONS, INC. The Board of Directors recommends you vote FOR the election of each director nominee and FOR the following proposals: Proposal 1 - Election of Class II Directors: For Against Abstain 1a. Amit Banati 1b. Irial Finan 1c. Susan Kilsby Proposal 2 - Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2025. Proposal 3 - Advisory vote to approve named executive officer compensation. The Board makes no recommendation on the following proposal: Proposal 4 - If properly presented, a stockholder proposal to eliminate supermajority voting requirements. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain For Against Abstain Please Sign, Date and Return the Proxy Promptly Using the Enclosed Envelope. Note: Please sign as your name appears on the Proxy. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in full partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Fortune Brands innovations ANNUAL MEETING OF STOCKHOLDERS Wednesday, May 14, 2025 Receive Future Proxy Materials Electronically Help Fortune Brands Innovations, Inc. (the "Company") make a difference by eliminating paper proxy mailings to your home or business. With your consent, we can stop sending paper copies of Proxy Statements, Annual Reports and related materials to you and you can conveniently view them online. To participate, go to http://enroll.icsdelivery.com/fbin and follow the prompts. Reminder In lieu of voting by mail, you may vote by telephone or Internet. Voting electronically is quick, easy and also saves the Company money. Just follow the instructions on your proxy card. The deadline to vote by telephone or Internet before the Annual Meeting is May 13, 2025 at 11:59 PM (EDT). For stockholders that hold shares through the Company's 401(k) plans or the employee stock purchase plan, the deadline to vote by telephone or Internet before the Annual Meeting is May 11, 2025 at 11:59 PM (EDT). If you vote by Internet or by telephone, you do not need to mail back the proxy card. YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Fortune Brands Innovations, Inc. Proxy Statement and Annual Report on Form 10-K are available on www.proxyvote.com. V62103-P25737 Fortune Brands innovations The Board of Directors solicits this proxy for use at the Annual Meeting on Wednesday, May 14, 2025 at 8:00 a.m. (CDT). The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy card appoint(s) each of NICHOLAS I. FINK, DAVID V. BARRY and HIRANDA S. DONOGHUE proxies (and any other substitute person chosen by Messrs. Fink or Barry or Ms. Donoghue) to vote all shares of Fortune Brands Innovations, Inc. common stock on which the stockholder(s) would be entitled to vote at the Annual Meeting of Stockholders to be held on May 14, 2025 at 8:00 a.m. (CDT) on Proposals 1, 2, 3 and 4 referred to on the reverse side and described in the Proxy Statement, and on any other matters which may properly come before the meeting, with all powers the stockholder(s) would possess if personally present and at any adjournment or postponement of the Annual Meeting. A majority of the proxies (or, if only one, then that one) or their substitutes acting at the meeting may exercise all powers conferred. This proxy when properly executed will be voted in the manner directed by the stockholder(s). Unless the stockholder(s) indicate(s) otherwise, the proxies will vote FOR the election of the nominees to the Board of Directors (Proposal 1) and FOR Proposals 2, 3 and will remain unvoted on Proposal 4. FORTUNE BRANDS INNOVATIONS, INC. 520 LAKE COOK ROAD DEERFIELD, IL 60015-5611 Continued and to be signed on reverse side